OFFICE LEASE

by and between

KOLL BREN FUND V, L.P.

("Landlord")

and

ENGLOBAL CORPORATE SERVICES, INC.

("Tenant")

Dated as of

March 4, 2005

HODB01 24539914.5 01-Mar-05 16:07

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TABLE OF CONTENTS

LIST OF EXHIBITS

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OFFICE LEASE

THIS OFFICE LEASE is made between KOLL BREN FUND V, L.P., a Delaware limited partnership ("Landlord"), and the Tenant described in *Item 1* of the Basic Lease Provisions.

LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions set forth herein, those certain premises (the "Premises") described in *Item 3* of the Basic Lease Provisions and as shown in the drawing attached hereto as *Exhibit A-1*. The Premises are located in the Building described in *Item 2* of the Basic Lease Provisions. The Building is located on that certain land (the "Land") more particularly described on *Exhibit A-2* attached hereto, which is also improved with landscaping, parking facilities and other improvements, fixtures and common areas and appurtenances now placed, constructed or erected on the Land (sometimes referred to herein as the "Project").

BASIC LEASE PROVISIONS

1.	**Tenant:**	ENGlobal Corporate Services, Inc., a Texas corporation ("Tenant")
2.	**Building:**	Bridgewood I 654 N. Sam Houston Parkway East Houston, Texas 77060
3.	**Description of Premises:**	Suite(s): 400
	Rentable Area:	33,759 square feet
4.	**Tenant's Proportionate Share of Operating Costs:** (See Paragraph 3)	25.1413% (33,759 rsf /134,277 rsf)
5.	**Basic Annual Rent:**	(See Paragraph 2)
	Months 1 to 12, inclusive: Monthly Installment:	$0.00 (Basic Annual Rent is abated for Months 1 – 12 of the Initial Term)
	Months 13 to 36, inclusive: Monthly Installment: Each Lease Year:	$36,572.25 ($13.00/square foot of Rentable Area/annum) $438,867.00
	Months 37 to 72, inclusive: Monthly Installment: Each Lease Year:	$39,385.50 ($14.00/square foot of Rentable Area/annum) $472,626.00
6.	**Installment Payable Upon Execution:**	$36,572.25
7.	**Security Deposit Payable Upon Execution:**	$39,385.50 (See Paragraph 2(c))
8.	**Base Year for Operating Costs:**	2005 (See Paragraph 3)

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9.	**Initial Term:**	Seventy-two (72) months, commencing on the Commencement Date and ending on the day immediately preceding the seventy-second (72nd) month anniversary of the Commencement Date (See Paragraph 1)
10.	**Estimated Commencement Date:**	August 1, 2005
11.	**Estimated Termination Date:**	July 31, 2011
12.	**Broker(s)** (See Paragraph 19(k)):	
	(a) Landlord's Broker:	PM Realty Group 910 Travis, Suite 1000 Houston, Texas 77002
	(b) Tenant's Broker:	Grubb & Ellis Commercial Real Estate Services Attn: Robert Bantly 1300 Post Oak Blvd., Suite 1400 Houston, Texas 77056
13.	**Number of Parking Spaces:**	Four (4) parking spaces per 1,000 square feet of Rentable Area contained within the Premises, with (i) thirty-four (34) of such allocated spaces being covered, reserved spaces in locations designated by Landlord from time to time at no additional charge to Tenant throughout the Initial Term, and (ii) the remaining allocated spaces being uncovered, unreserved spaces at no additional charge to Tenant throughout the Initial Term (See Paragraph 18)
14.	**Addresses for Notices:**	
	To: TENANT	**To: LANDLORD**
	Prior to occupancy of the Premises:	**Project Management Office**
	600 Century Plaza Drive, Building 140 Houston, Texas 77073	c/o PM Realty Group 650 N. Sam Houston Parkway E., Suite 228 Houston, Texas 77060
	After occupancy of the Premises: 654 N. Sam Houston Parkway E., Suite 400 Houston, Texas 77060	**With a copy to:** Koll Bren Schreiber Realty Advisors, Inc. 4343 Von Karman Newport Beach, California 92660 Attn: Rodney Richerson
15.	**Place of Payment:**	All payments payable under this Lease shall be sent to Landlord at the Project Management Office at the address specified in *Item 14* or to such other address as Landlord may designate in writing.
16.	**Guarantor:**	None
17.	**Date of this Lease:**	See cover page

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18. **Landlord's Construction Allowance:** Up to Four Hundred Twenty-One Thousand Nine Hundred Eighty-Seven and 50/100 Dollars ($421,987.50) (being up to $12.50 per square foot of Rentable Area contained within the Premises initially leased hereunder) (See *Exhibit B*)

19. **The "State" is the State of Texas.**

This Lease consists of the foregoing Basic Lease Provisions, the provisions of the Standard Lease Provisions (the "Standard Lease Provisions") (consisting of Paragraphs 1 through 19 which follow) and *Exhibits A-1* through *A-3* and *Exhibits B* through *Exhibit G*, and the following Addenda: Addendum One (One Renewal Option at Market), Addendum Two (Signage Rights) and Addendum Three (Right of First Refusal), all of which are incorporated herein by this reference. In the event of any conflict between the provisions of the Basic Lease Provisions and the provisions of the Standard Lease Provisions, the Standard Lease Provisions shall control.

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STANDARD LEASE PROVISIONS

1. TERM

(a) The Initial Term of this Lease and the Rent (defined below) shall commence on the later to occur of (i) the earliest of (1) the date that the Tenant Improvements are Substantially Completed, or (2) the date the Tenant Improvements would have been Substantially Completed except for Tenant Delays which delayed Substantial Completion of the Tenant Improvements for more than five (5) days, or (3) the date that Tenant, or any person occupying any of the Premises with Tenant's permission, commences business operations from the Premises, or (ii) August 1, 2005 (the "Commencement Date"). Unless earlier terminated in accordance with the provisions hereof, the Initial Term of this Lease shall be the period shown in *Item 9* of the Basic Lease Provisions. As used herein, "Lease Term" shall mean the Initial Term referred to in *Item 9* of the Basic Lease Provisions, subject to any extension of the Initial Term hereof exercised in accordance with the terms and conditions expressly set forth herein. This Lease shall be a binding contractual obligation effective upon execution hereof by Landlord and Tenant, notwithstanding the later commencement of the Initial Term of this Lease. The terms "Tenant Improvements" and "Substantial Completion" or "Substantially Completed" are defined in the attached *Exhibit B* Work Letter. "Tenant Delays" consist of those delays defined in *Exhibit B*.

(b) The Premises will be delivered to Tenant when the Tenant Improvements have been Substantially Completed. In the event Landlord is delayed for any reason in delivering the Premises to Tenant, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. Notwithstanding anything in this Lease to the contrary, in the event the Tenant Improvements have not been Substantially Completed by July 31, 2005, plus the number of days, if any, that Substantial Completion of the Tenant Improvements is delayed because of Tenant Delay or Force Majeure (as hereinafter defined) (the "Approved Construction Period"), Tenant shall have the right, without penalty, to terminate this Lease by providing written notice of such termination to Landlord at any time following the expiration of the Approved Construction Period; provided, however, such termination shall be effective in the event (and only in the event) the Tenant Improvements have not been Substantially Completed on or before the date fifteen (15) days following the later to occur of (i) the last day of the Approved Construction Period, or (ii) the date Landlord receives Tenant's notice of termination.

(c) Notwithstanding anything in this Lease to the contrary, in the event the Tenant Improvements are not Substantially Completed by the Outside Completion Date (as defined below), then Landlord agrees that Tenant shall be entitled to extend the initial twelve (12) month Basic Annual Rent abatement period by one (1) additional day for each day after the Outside Completion Date that the Tenant Improvements have not been Substantially Completed. As used herein, the term "Outside Completion Date" shall mean July 31, 2005, plus the number of days, if any, that Substantial Completion of the Tenant Improvements is delayed as a result of Force Majeure (as defined in Paragraph 19(w) below) or Tenant Delays.

(d) Upon Substantial Completion of the Tenant Improvements, Landlord shall prepare and deliver to Tenant, Tenant's Initial Certificate in the form of *Exhibit F* attached hereto (the "Certificate") which Tenant shall acknowledge by executing a copy and returning it to Landlord. Should Tenant dispute any facts contained in the Certificate, Tenant shall notify Landlord in writing within ten (10) days of the disputed facts. If Tenant fails to sign and return the Certificate to Landlord within ten (10) days of its receipt from Landlord, the Certificate as sent by Landlord shall be deemed to have correctly set forth the Commencement Date and the other matters addressed in the Certificate. Failure of Landlord to send the Certificate shall have no effect on the Commencement Date.

2. BASIC ANNUAL RENT AND SECURITY DEPOSIT

(a) Tenant agrees to pay during each month of the Lease Term as Basic Annual Rent ("Basic Annual Rent") for the Premises the sums shown for such periods in *Item 5* of the Basic Lease Provisions. For purposes of this Lease, a "Lease Year" shall be each twelve (12) calendar month period commencing on the Commencement Date (or anniversary thereof).

(b) Except as expressly provided to the contrary herein, Basic Annual Rent shall be payable in equal consecutive monthly installments, in advance, without demand, deduction or offset, commencing thirteen months

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following the Commencement Date and continuing on the first day of each calendar month thereafter until the expiration of the Lease Term. The first full monthly installment of Basic Annual Rent shall be payable upon Tenant's execution of this Lease. The obligation of Tenant to pay Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. If the Commencement Date is a day other than the first day of a calendar month, or the Lease Term expires on a day other than the last day of a calendar month, then the Rent for such partial month shall be calculated on a per diem basis. **In the event the Tenant Improvements are Substantially Completed prior to the Commencement Date, Landlord shall provide Tenant with beneficial occupancy at such time that the Tenant Improvements have been Substantially Completed and Tenant agrees it shall be bound by and subject to all terms, covenants, conditions and obligations of this Lease during the period between the date possession is delivered and the Commencement Date, other than the payment of Basic Annual Rent, in the same manner as if delivery had occurred on the Commencement Date.**

(c) Simultaneously with the execution of this Lease, Tenant has paid or will pay Landlord the security deposit (the "Security Deposit") in *Item 7* of the Basic Lease Provisions as security for the performance of the provisions hereof by Tenant. Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to interest thereon.

If Tenant defaults with respect to any provision of this Lease, including, without limitation, the provisions relating to the payment of Rent or the cleaning of the Premises upon the termination of this Lease, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit (i) for the payment of any Rent or any other sum in default, (ii) for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default hereunder, or (iii) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default hereunder, including, without limitation, costs and reasonable attorneys' fees incurred by Landlord to recover possession of the Premises following a default by Tenant hereunder. If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the appropriate amount, as determined hereunder. If Tenant shall fully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within sixty (60) days following the expiration of the Lease Term; provided, however, that Landlord may retain the Security Deposit until such time as any amount due from Tenant in accordance with Paragraph 3 below has been determined and paid to Landlord in full.

(d) The parties agree that for all purposes hereunder the Premises shall be stipulated to contain the number of square feet of Rentable Area described in *Item 3* of the Basic Lease Provisions.

3. ADDITIONAL RENT

(a) If Operating Costs (defined below) for the Project for any calendar year during the Lease Term exceed Base Operating Costs (defined below), Tenant shall pay to Landlord as additional rent ("Additional Rent") an amount equal to Tenant's Proportionate Share (defined below) of such excess.

(b) "Tenant's Proportionate Share" is, subject to the provisions of Paragraph 18, the percentage number described in *Item 4* of the Basic Lease Provisions. Tenant's Proportionate Share represents, subject to the provisions of Paragraph 18, a fraction, the numerator of which is the number of square feet of Rentable Area in the Premises and the denominator of which is the number of square feet of Rentable Area in the Project, as determined by Landlord pursuant to Paragraph 18.

(c) "Base Operating Costs" means all Operating Costs incurred or payable by Landlord during the calendar year specified as Tenant's Base Year in *Item 8* of the Basic Lease Provisions.

(d) "Operating Costs" means all reasonable costs, expenses and obligations incurred or payable by Landlord in connection with the operation, ownership, management, repair or maintenance of the Building and the Project during or allocable to the Lease Term, including without limitation, the following:

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(i) All real property taxes, assessments, license fees, excises, levies, charges, assessments, both general and special assessments, or impositions and other similar governmental ad valorem or other charges levied on or attributable to the Project or its ownership, operation or transfer, and all taxes, charges, assessments or similar impositions imposed in lieu of the same (collectively, "Real Estate Taxes"). Real Estate Taxes shall also include all taxes, assessments, license fees, excises, levies, charges or similar impositions imposed by any governmental agency, district, authority or political subdivision (A) on any interest of Landlord, any mortgagee of Landlord or any interest of Tenant in the Project, the Premises, or on the occupancy or use of space in the Project or the Premises; (B) for the provision of amenities, services or rights of use, whether or not exclusive, public, quasi-public or otherwise made available on a shared use basis, including amenities, services or rights of use such as fire protection, police protection, street, sidewalk, lighting, sewer or road maintenance, refuse removal or janitorial services or for any other service, without regard to whether such services were formerly provided by governmental or quasi-governmental agencies to property owners or occupants at no cost or at minimal cost; and (C) related to any transportation plan, fund or system instituted within the geographic area of the Project or otherwise applicable to the Premises, the Project or any portion thereof. Real Estate Taxes shall not include any estate, inheritance successor, transfer, gift, franchise, corporation, income or profit tax imposed by the State or federal government on Landlord unless such income, franchise, transfer or profit taxes are in substitution for any Real Estate Taxes payable hereunder; and

(ii) The cost of utilities (including taxes and other charges incurred in connection therewith) provided to the Premises, the Building or the Project, fuel, supplies, equipment, tools, materials, service contracts, janitorial services, waste and refuse disposal, gardening and landscaping; insurance, including, but not limited to, public liability, fire, property damage, flood, rental loss, rent continuation, boiler machinery, business interruption, contractual indemnification and All Risk coverage insurance for up to the full replacement cost of the Project and such other insurance as is customarily carried by operators of other similar class office buildings in the city in which the Project is located, to the extent carried by Landlord in its reasonable discretion, and the deductible portion of any insured loss otherwise covered by such insurance); the cost of compensation, including employment, welfare and social security taxes, paid vacation days, disability, pension, medical and other fringe benefits of all persons (including independent contractors) who perform services connected with the operation, maintenance, repair or replacement of the Project; personal property taxes on and maintenance and repair of equipment and other personal property used in connection with the operation, maintenance or repair of the Project; repair and replacement of window coverings provided by Landlord in the premises of tenants in the Project; such reasonable auditors' fees and legal fees as are incurred in connection with the operation, maintenance or repair of the Project; reasonable costs incurred for administration and management of the Project, which costs, exclusive of salaries and office expenses, shall not exceed 3% of gross receipts of the Building; the maintenance of any easements or ground leases benefiting the Project, whether by Landlord or by an independent contractor; a reasonable allowance for depreciation of personal property used in the operation, maintenance or repair of the Project; license, permit and inspection fees; all costs and expenses required by any governmental or quasi-governmental authority or by applicable law, for any reason, including capital improvements, whether capitalized or not, and the cost of any capital improvements made to the Project by Landlord that improve life-safety systems or reduce operating expenses (such costs to be amortized over the lesser of the useful life of such capital improvement or ten years); the cost of air conditioning, heating, ventilating, plumbing, elevator maintenance, and repair (to include the replacement of components) and other mechanical and electrical systems repair and maintenance; sign maintenance; and Common Area (defined below) repair, resurfacing, operation and maintenance; and the cost of providing security services, if any, deemed appropriate by Landlord.

Notwithstanding anything contained elsewhere in this Lease to the contrary, the following shall not be included in or considered as "Operating Costs":

(A) The cost of any improvements, repairs, alterations, additions, changes, replacements, equipment, tools and other items which under generally accepted accounting principles are required to be classified as capital expenditures, (whether incurred directly or through a lease or service contract or otherwise) other than amortization of the cost of capital (and the installation thereof) items

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which are reasonably expected to reduce operating costs for the benefit of all of the Building's tenants or which may be required by any governmental authority (all of such costs, including interest costs, shall be amortized over the reasonable life of the capital items, with a reasonable life and amortization schedule being determined by Landlord according to generally accepted accounting principles);

(B) Depreciation of the Building, and all equipment, fixtures, improvements and facilities used in connection therewith, except as provided in (A) above;

(C) Advertising, promotional expenses, leasing commissions, attorney's fees, costs and disbursements and other expenses incurred in connection with negotiations with tenants or prospective tenants or other occupants in the Building;

(D) Any property taxes, assessments, or other governmental charges to the extent that Landlord is reimbursed for same by any tenant of the Building (excluding reimbursements paid through additional rent payments);

(E) The cost of repairs or other work occasioned by any casualty which is covered by insurance, but only to the extent of the insurance proceeds received by Landlord net of deductibles (not to exceed $50,000 per calendar year) and cost of adjustment;

(F) The cost of renovating or otherwise improving or decorating, painting or redecorating space in the Building which is or normally would be occupied by tenants, except in connection with general maintenance of the Building;

(G) Landlord's costs of electricity and other services sold or provided to tenants in the Building and for which Landlord is reimbursed by such tenants as a separate additional charge or rental over and above the base rent or additional rent payments payable under the lease with such tenant;

(H) Costs in connection with services, items or other benefits of a type which are not standard for the Building or which are not available to Tenant without specific charge therefor, but which are provided to another tenant or occupant of the Project, regardless whether such other tenant or occupant is specifically charged therefor by Landlord;

(I) Costs (limited to penalties, fines and associated legal expenses) incurred due to violation by Landlord of the terms and conditions of any lease or rental arrangement covering space in the Building;

(J) Overhead and profit increment paid to subsidiaries, partners or other affiliates of Landlord and salaries and associated costs of Landlord's employees for services on or to the Building, to the extent only that the cost of such services exceeds competitive costs of such services where they not so rendered by a subsidiary or other affiliate of Landlord;

(K) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

(L) All items and services for which tenants reimburse Landlord, but only to the extent Landlord is reimbursed for same;

(M) The costs incurred related to maintaining Landlord's existence, either as a corporation, partnership or other entity;

(N) The costs incurred in connection with correcting defects in the construction of the Building or in the Building equipment (except the conditions resulting from ordinary wear and tear and use shall not be deemed defects for the purposes of this category);

(O) Interest on debt or amortization payments on any mortgage or mortgages or rental payments under any ground or underlying leases (except to the extent that same may be made to pay insurance and taxes);

(P) Interest and penalties due to late payments of taxes, utility bills and other such costs;

(Q) Salaries or other compensation paid to employees of Landlord above the grade of building manager;

(R) The cost of any repairs occasioned by eminent domain to the extent that such costs are reimbursed to Landlord by governmental authorities in eminent domain proceedings;

(S) The cost of any artwork such as sculptures or paintings used to decorate the Building;

(T) Costs (limited to penalties, fines and associated legal expenses) incurred due to the violation by Landlord of any applicable federal, state and/or local government laws, codes and similar regulations that would not have been incurred but for such violations by Landlord;

(U) Transfer tax;

(V) The cost of mold, mildew or water damage to the Project exclusive of any such costs paid by Landlord as part of the allowable deductible under any insured casualty.

(e) Operating Costs for any calendar year (including the Base Year described in *Item 8* of the Basic Lease Provisions) during which actual occupancy of the Project is less than ninety-five percent (95%) of the Rentable Area of the Project shall be appropriately adjusted to reflect ninety-five percent (95%) occupancy of the existing Rentable Area of the Project during such period. In determining Operating Costs, if any services or utilities are separately charged to tenants of the Project or others, Operating Costs shall be adjusted by Landlord to reflect the amount of expense which would have been incurred for such services or utilities on a full time basis for normal Project operating hours. In no event shall the components of Operating Costs for any calendar year related to electrical costs be less than the components of Operating Costs related to electrical costs in the Base Year. In the event (i) the Commencement Date shall be a date other than January 1, (ii) the date fixed for the expiration of the Lease Term shall be a date other than December 31, (iii) of any early termination of this Lease, or (iv) of any increase or decrease in the size of the Premises, then in each such event, an appropriate adjustment in the application of this Paragraph 3 shall, subject to the provisions of this Lease, be made to reflect such event on a basis determined by Landlord to be consistent with the principles underlying the provisions of this Paragraph 3.

(f) Prior to the commencement of each calendar year of the Lease Term following the Commencement Date, Landlord shall have the right to give to Tenant a written estimate of Tenant's Proportionate Share of the projected excess, if any, of the Operating Costs for the Project for the ensuing year over the Base Operating Costs. Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance on the first day of each month. Within a reasonable period after the end of each calendar year, Landlord shall furnish Tenant a statement indicating in reasonable detail the excess of Operating Costs over Base Operating Costs for such period and the parties shall, within thirty (30) days thereafter, make any payment or allowance necessary to adjust Tenant's estimated payments to Tenant's actual share of such excess as indicated by such annual statement. Any payment due Landlord shall be payable by Tenant on demand from Landlord. Any amount due Tenant shall be credited against installments next becoming due under this Paragraph 3(f) or refunded to Tenant, if requested by Tenant.

(g) All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be

paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent to be allocated to monthly Operating Costs.

(h) Tenant shall pay ten (10) days before delinquency, all taxes and assessments (i) levied against any personal property, tenant improvements or trade fixtures of Tenant in or about the Premises and (ii) based upon this Lease or any document to which Tenant is a party creating or transferring an interest in this Lease or an estate in all or any portion of the Premises. If any such taxes or assessments are levied against Landlord or Landlord's property or if the assessed value of the Project is increased by the inclusion therein of a value placed upon such personal property or trade fixtures, Tenant shall upon demand reimburse Landlord for the taxes and assessments so levied against Landlord, or such taxes, levies and assessments resulting from such increase in assessed value.

(i) Any delay or failure of Landlord in (i) delivering any estimate or statement described in this Paragraph 3, or (ii) computing or billing Tenant's Proportionate Share of excess Operating Costs shall not constitute a waiver of its right to require an increase in Rent, or in any way impair, the continuing obligations of Tenant under this Paragraph 3. In the event of any dispute as to any Additional Rent due under this Paragraph 3, an officer of Tenant or Tenant's certified public accountant shall have the right after reasonable notice and at reasonable times to inspect Landlord's accounting records at Landlord's accounting office. If after such inspection, Tenant still disputes such Additional Rent, upon Tenant's written request therefor, a certification as to the proper amount of Operating Costs and the amount due to or payable by Tenant shall be made by an independent certified public accountant mutually agreed to by Landlord and Tenant. If Landlord and Tenant cannot mutually agree to an independent certified public accountant, then the parties agree that Landlord shall choose an independent certified public accountant to conduct the certification as to the proper amount of Tenant's Proportionate Share of Operating Costs due by Tenant for the period in question; provided, however, such certified public accountant shall not be the accountant who conducted Landlord's initial calculation of Operating Costs to which Tenant is now objecting. Such certification shall be final and conclusive as to all parties. If the certification reflects that Tenant has overpaid Tenant's Proportionate Share of Operating Costs for the period in question, then Landlord shall credit such excess to Tenant's next payment of Operating Costs or, at the request of Tenant, promptly refund such excess to Tenant and conversely, if Tenant has underpaid Tenant's Proportionate Share of Operating Costs, Tenant shall promptly pay such additional Operating Costs to Landlord. Tenant agrees to pay the cost of such certification and the investigation with respect thereto unless it is determined that Landlord's original statement was in error in Landlord's favor by more than five percent (5%). Tenant waives the right to dispute any matter relating to the calculation of Operating Costs or Additional Rent under this Paragraph 3 if any claim or dispute is not asserted in writing to Landlord within one hundred eighty (180) days after delivery to Tenant of the original billing statement with respect thereto.

(j) Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Proportionate Share of excess Operating Costs for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated Operating Costs paid, and conversely, any overpayment made by Tenant shall be promptly refunded to Tenant by Landlord.

(k) The Basic Annual Rent, as adjusted pursuant to Paragraphs 2, 3 and 7, and other amounts required to be paid by Tenant to Landlord hereunder, are sometimes collectively referred to as, and shall constitute, "Rent".

4. IMPROVEMENTS AND ALTERATIONS

(a) Landlord's sole construction obligation under this Lease is set forth in the Work Letter attached hereto as *Exhibit B*.

(b) Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises ("Alterations") shall be subject to Landlord's prior written consent, such consent not to be unreasonably withheld or delayed. Tenant shall make no Alterations to the Premises, including, without limitation any Alterations (i) which will adversely impact the Building's mechanical, electrical or heating, ventilation or air conditioning systems, or (ii) which will adversely impact the structure of the Building, or (iii) which are visible from the exterior of the Premises or (iv) which will result in the penetration or puncturing of the roof, without first obtaining Landlord's prior written consent or approval to such Alterations (which consent or approval shall be in the Landlord's sole and

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absolute discretion). All Alterations shall be constructed at Tenant's sole cost and expense and in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Alterations shall be submitted to Landlord for its approval, which approval will not be unreasonably withheld, delayed or conditioned. Landlord may monitor construction of the Alterations. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Landlord shall have the right, in its sole discretion, to instruct Tenant to remove those improvements or Alterations from the Premises which (i) were not approved in advance by Landlord, (ii) were not built in conformance with the plans and specifications approved by Landlord, or (iii) Landlord specified during its review of plans and specifications for Alterations would need to be removed by Tenant upon the expiration of this Lease. If Landlord approved the construction of Alterations, then Tenant shall not be obligated to remove such Alterations at the expiration of this Lease unless Landlord specified to Tenant at the time of such approval that Tenant would be required to remove such Alterations upon the expiration of the Lease Term. Landlord shall not unreasonably withhold or delay its approval with respect to what improvements or Alterations Landlord may require Tenant to remove at the expiration of the Lease. If upon the termination of this Lease Landlord requires Tenant to remove any or all of such Alterations from the Premises, then Tenant, at Tenant's sole cost and expense, shall promptly remove such Alterations and improvements and Tenant shall repair and restore the Premises to its original condition as of the Commencement Date, reasonable wear and tear excepted. Any Alterations remaining in the Premises following the expiration of the Lease Term or following the surrender of the Premises from Tenant to Landlord, shall become the property of Landlord unless Landlord notifies Tenant otherwise. Tenant shall not be entitled to any compensation, reimbursement or other payment at the termination of the Lease or otherwise for any Alterations to the Premises. Tenant shall assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for bodily injury or property damage during construction. Upon completion of any Alterations and upon Landlord's reasonable request, Tenant shall deliver to Landlord final lien waivers from all such contractors and subcontractors.

(c) Tenant shall keep the Premises, the Building and the Project free from any and all liens arising out of any Alterations, work performed, materials furnished, or obligations incurred by or for Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a bond in a form and issued by a surety acceptable to Landlord, Landlord shall have the right, but not the obligation, to cause such lien to be released by such means as it shall deem proper (including payment of or defense against the claim giving rise to such lien); in such case, Tenant shall reimburse Landlord for all amounts so paid by Landlord in connection therewith, together with all of Landlord's costs and expenses, with interest thereon at the Default Rate (defined below) and Tenant shall indemnify each and all of the Landlord Indemnitees (defined below) against any damages, losses or costs arising out of any such claim. Tenant's indemnification of Landlord contained in this Paragraph shall survive the expiration or earlier termination of this Lease. Such rights of Landlord shall be in addition to all other remedies provided herein or by law.

5. REPAIRS

(a) Landlord shall keep the Common Areas of the Building and the Project in a clean and neat condition. Subject to subparagraph (b) below, Landlord shall make all necessary repairs, within a reasonable period following receipt of notice of the need therefor from Tenant, to the exterior walls, exterior doors, exterior locks on exterior doors and windows of the Building, and to the Common Areas and to public corridors and other public areas of the Project not constituting a portion of any tenant's premises and shall use reasonable efforts to keep all Building standard equipment used by Tenant in common with other tenants in good condition and repair and to replace same at the end of such equipment's normal and useful life, reasonable wear and tear and casualty loss excepted. Except as expressly provided in Paragraph 9 of this Lease, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, the Building or the Project.

(b) Tenant, at its expense, (i) shall keep the Premises and all fixtures contained therein in a safe, clean and neat condition, and (ii) shall bear the cost of maintenance and repair, by contractors selected by Landlord, of all facilities which are not expressly required to be maintained or repaired by Landlord and which are located in the

Premises, including, without limitation, lavatory, shower, toilet, wash basin and kitchen facilities and supplemental heating and air conditioning systems (including all plumbing connected to said facilities or systems installed by or on behalf of Tenant or existing in the Premises at the time of Landlord's delivery of the Premises to Tenant). Tenant shall make all repairs to the Premises not required to be made by Landlord under subparagraph (a) above with replacements of any materials to be made by use of materials of equal or better quality. Tenant shall do all decorating, remodeling, alteration and painting required by Tenant during the Lease Term. Tenant shall pay for the cost of any repairs to the Premises, the Building or the Project made necessary by any negligence or willful misconduct of Tenant or any of its assignees, subtenants, employees or their respective agents, representatives, contractors, or other persons permitted in or invited to the Premises or the Project by Tenant. If Tenant fails to make such repairs or replacements within fifteen (15) days after written notice from Landlord, Landlord may at its option make such repairs or replacements, and Tenant shall upon demand pay Landlord for the cost thereof. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant acknowledge and agree that there exists in the Premises a 7½ ton York HVAC unit (the "Supplemental HVAC") that Tenant intends to use, and, with respect thereto, Landlord and Tenant further agree as follows: (A) Landlord will install a submeter to measure the electricity consumed by Tenant's use of the Supplemental HVAC, and the cost for the purchase and installation of such submeter shall be deducted from Landlord's Construction Allowance, (B) Landlord shall separately bill Tenant for the electricity consumed by the Supplemental HVAC, as measured by the submeter, and Tenant shall be responsible for such costs and shall pay the same within ten (10) days following receipt of invoice(s) therefor from time to time delivered by Landlord to Tenant, (C) Tenant shall be responsible for any and all maintenance and repair (or required replacement) of the Supplemental HVAC, and shall cause the Supplemental HVAC to be maintained throughout the Lease Term on an annual maintenance agreement with a licensed mechanical company reasonably acceptable to Landlord, all at Tenant's sole cost and expense, and (D) the Supplemental HVAC is delivered to and accepted by Tenant in its existing "AS-IS," "WHERE-AS" and "WITH ALL FAULTS" condition, and Landlord does not make (and hereby disclaims) any representations or warranties of any kind or character regarding the Supplemental HVAC, including without limitation, relating to its condition, state of repair, or fitness for any particular purpose.

(c) Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in a safe, clean and neat condition, normal wear and tear excepted. Except as otherwise set forth in Paragraph 4(b) of this Lease, Tenant shall remove from the Premises all trade fixtures, furnishings and other personal property of Tenant, and all computer and phone cabling and wiring from the Premises, shall repair all damage caused by such removal, and shall restore the Premises to its original condition, reasonable wear and tear excepted. In addition to all other rights Landlord may have, in the event Tenant does not so remove any such fixtures, furnishings or personal property, Tenant shall be deemed to have abandoned the same, in which case Landlord may store the same at Tenant's expense, appropriate the same for itself, and/or sell the same in its discretion.

(d) Except for costs included in Operating Expenses as part of the allowable deductible under any insured casualty, Tenant shall not be responsible for the cost to repair or remediate any damage caused by mold, mildew or water damage unless the cause of such mold, mildew or water damage is caused by the acts of Tenant, its employees, agents or contractors.

6. USE OF PREMISES

(a) Tenant shall use the Premises only for general office uses and shall not use the Premises or permit the Premises to be used for any other purpose. Landlord shall have the right to deny its consent to any change in the permitted use of the Premises in its sole and absolute discretion.

(b) Tenant shall not at any time use or occupy the Premises, or permit any act or omission in or about the Premises in violation of any law, statute, ordinance or any governmental rule, regulation or order (collectively, "Law" or "Laws") and Tenant shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority to be a violation of Law. If any Law shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to (i) modification or other maintenance of the Premises, the Building or the Project, or (ii) the use, alteration or occupancy thereof, Tenant shall comply with such Law at Tenant's sole cost and expense. This Lease shall be subject to and Tenant shall comply with all financing documents encumbering the Building or the Project and all

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covenants, conditions and restrictions affecting the Premises, the Building or the Project, including, but not limited to, Tenant's execution of any subordination agreements requested by a mortgagee of the Premises, the Building or the Project.

(c) Tenant shall not at any time use or occupy the Premises in violation of the certificates of occupancy issued for or restrictive covenants pertaining to the Building or the Premises, and in the event that any architectural control committee or department of the State or the city or county in which the Project is located shall at any time contend or declare that the Premises are used or occupied in violation of such certificate or certificates of occupancy or restrictive covenants. Tenant shall, upon five (5) days' notice from Landlord or any such governmental agency, immediately discontinue such use of the Premises (and otherwise remedy such violation). The failure by Tenant to discontinue such use shall be considered a default under this Lease and Landlord shall have the right to exercise any and all rights and remedies provided herein or by Law. Any statement in this Lease of the nature of the business to be conducted by Tenant in the Premises shall not be deemed or construed to constitute a representation or guaranty by Landlord that such business will continue to be lawful or permissible under any certificate of occupancy issued for the Building or the Premises, or otherwise permitted by Law.

(d) Tenant shall not do or permit to be done anything which may invalidate or increase the cost of any fire, All Risk or other insurance policy covering the Building, the Project and/or property located therein and shall comply with all rules, orders, regulations and requirements of the appropriate fire codes and ordinances or any other organization performing a similar function. In addition to all other remedies of Landlord, Landlord may require Tenant, promptly upon demand, to reimburse Landlord for the full amount of any additional premiums charged for such policy or policies by reason of Tenant's failure to comply with the provisions of this Paragraph 6.

(e) Tenant shall not in any way interfere with the rights or quiet enjoyment of other tenants or occupants of the Premises, the Building or the Project. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain, or permit any nuisance in, on or about the Premises, the Building or the Project. Tenant shall not place weight upon any portion of the Premises exceeding the structural floor load (per square foot of area) which such area was designated (and is permitted by Law) to carry or otherwise use any Building system in excess of its capacity or in any other manner which may damage such system or the Building. Tenant shall not create within the Premises a working environment with an average density of greater than five (5) persons per 1,000 square feet of Rentable Area. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in locations and in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not commit or suffer to be committed any waste in, on, upon or about the Premises, the Building or the Project.

(f) Tenant shall take reasonable steps necessary to adequately secure the Premises from unlawful intrusion, theft, fire and other hazards, and shall keep and maintain any and all security devices in or on the Premises in good working order, including, but not limited to, exterior door locks for the Premises and smoke detectors and burglar alarms located within the Premises, and shall cooperate with Landlord and other tenants in the Project with respect to access control and other safety matters.

(g) As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State or the United States Government, including, without limitation, any material or substance which is (A) defined or listed as a "hazardous waste," "pollutant," "extremely hazardous waste," "restricted hazardous waste," "hazardous substance" or "hazardous material" under any applicable federal, state or local Law or administrative code promulgated thereunder, (B) petroleum, or (C) asbestos.

(i) Tenant agrees that all operations or activities upon, or any use or occupancy of the Premises, or any portion thereof, by Tenant, its assignees, subtenants, and their respective agents, servants, employees, representatives and contractors (collectively referred to herein as "Tenant Affiliates"), throughout the term of this Lease, shall be in all respects in compliance with all federal, state and local Laws then governing or in any way relating to the generation, handling, manufacturing, treatment, storage, use, transportation, release, spillage, leakage, dumping, discharge or disposal of any Hazardous Materials.

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(ii) Tenant agrees to indemnify, defend and hold Landlord and its Affiliates (defined below) harmless for, from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys' fees and expenses, court costs, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature that arise during or after the Lease Term directly or indirectly from or in connection with the presence, suspected presence, or release of any Hazardous Material in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises, or any portion thereof caused by Tenant or Tenant Affiliates.

(iii) In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the "Remedial Work") is required under any applicable federal, state or local Law, by any judicial order, or by any governmental entity as the result of operations or activities upon, or any use or occupancy of any portion of the Premises by Tenant or Tenant Affiliates, Landlord shall perform or cause to be performed the Remedial Work in compliance with such Law or order at Tenant's sole cost and expense. All Remedial Work shall be performed by one or more contractors, selected and approved by Landlord, and under the supervision of a consulting engineer, selected by Tenant and approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s), the consulting engineer, and Landlord's reasonable attorneys' fees and costs incurred in connection with monitoring or review of such Remedial Work.

(iv) Each of the covenants and agreements of Tenant set forth in this Paragraph 6(g) shall survive the expiration or earlier termination of this Lease.

7. UTILITIES AND SERVICES

(a) Provided that Tenant is not in default hereunder, Landlord shall furnish, or cause to be furnished to the Premises, the utilities and services described in *Exhibit C* attached hereto, subject to the conditions and in accordance with the standards set forth therein and in this Lease.

(b) Tenant agrees to cooperate fully at all times with Landlord and to comply with all regulations and requirements which Landlord may from time to time prescribe for the use of the utilities and services described herein and in *Exhibit C*. Landlord shall not be liable to Tenant for the failure of any other tenant, or its assignees, subtenants, employees, or their respective invitees, licensees, agents or other representatives to comply with such regulations and requirements.

(c) If Tenant requires utilities or services in quantities greater than or at times other than that generally furnished by Landlord pursuant to *Exhibit C*, Tenant shall pay to Landlord, upon receipt of a written statement therefor, Landlord's charge for such use. In the event that Tenant shall require additional electric current, water or gas for use in the Premises and if, in Landlord's judgment, such excess requirements cannot be furnished unless additional risers, conduits, feeders, switchboards and/or appurtenances are installed in the Building, subject to the conditions stated below, Landlord shall proceed to install the same at the sole cost of Tenant, payable upon demand in advance. The installation of such facilities shall be conditioned upon Landlord's consent, and a determination that the installation and use thereof (i) shall be permitted by applicable Law and insurance regulations, (ii) shall not cause permanent damage or injury to the Building or adversely affect the value of the Building or the Project, and (iii) shall not cause or create a dangerous or hazardous condition or interfere with or disturb other tenants in the Building. Subject to the foregoing, Landlord shall, upon reasonable prior notice by Tenant, furnish to the Premises additional elevator, heating, air conditioning and/or cleaning services upon such reasonable terms and conditions as shall be determined by Landlord, including payment of Landlord's charge therefor. In the case of any additional utilities or services to be provided hereunder, Landlord may require a switch and metering system to be installed so as to measure the amount of such additional utilities or services. The cost of installation, maintenance and repair thereof shall be paid by Tenant upon demand.

(d) Landlord shall not be liable for, and Tenant shall not be entitled to, any damages, abatement or reduction of Rent, or other liability by reason of any failure to furnish any services or utilities described herein or in

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Exhibit C for any reason (other than Landlord's gross negligence or willful misconduct), including, without limitation, when caused by accident, breakage, repairs, Alterations or other improvements to the Project, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental regulation, moratorium or other governmental action, inability to obtain electricity, water or fuel, or any other cause beyond Landlord's control. Landlord shall be entitled to cooperate with the energy conservation efforts of governmental agencies or utility suppliers. No such failure, stoppage or interruption of any such utility or service shall be construed as an eviction of Tenant, nor shall the same relieve Tenant from any obligation to perform any covenant or agreement under this Lease. In the event of any failure, stoppage or interruption thereof, Landlord shall use reasonable efforts to attempt to restore all services promptly. No representation is made by Landlord with respect to the adequacy or fitness of the Building's ventilating, air conditioning or other systems to maintain temperatures as may be required for the operation of any computer, data processing or other special equipment of Tenant. Notwithstanding anything in this Paragraph 7 to the contrary, if an interruption or cessation of a utility service to the Premises from a cause within the reasonable control of Landlord results in the Premises being unusable by Tenant for the conduct of Tenant's business, then Basic Annual Rent and Operating Costs shall be abated commencing on that date which is one (1) business day following the date Tenant delivers written notice to Landlord of such interruption and continuing until either such utility service to the Premises is restored or the Premises is again usable for the conduct of Tenant's business.

(e) Landlord reserves the right from time to time to make reasonable and nondiscriminatory modifications to the above standards (including, without limitation, those described in *Exhibit C*) for utilities and services.

8. NON-LIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE

(a) Landlord shall not be liable for any injury, loss or damage suffered by Tenant or to any person or property occurring or incurred in or about the Premises, the Building or the Project from any cause, EVEN IF SUCH LIABILITIES ARE CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF ANY LANDLORD INDEMNITEE (DEFINED BELOW), BUT NOT TO THE EXTENT SUCH LIABILITIES ARE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SUCH LANDLORD INDEMNITEE (DEFINED BELOW). Without limiting the foregoing, neither Landlord nor any of its partners, officers, trustees, affiliates, directors, employees, contractors, agents or representatives (collectively, "Affiliates") shall be liable for and there shall be no abatement of Rent (except in the event of a casualty loss or a condemnation as set forth in Paragraphs 9 and 10 of this Lease) for (i) any damage to Tenant's property stored with or entrusted to Affiliates of Landlord, (ii) loss of or damage to any property by theft or any other wrongful or illegal act, or (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or the Project or from the pipes, appliances, appurtenances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever or from the acts or omissions of other tenants, occupants or other visitors to the Building or the Project or from any other cause whatsoever, (iv) any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building, whether within or outside of the Project, or (v) any latent or other defect in the Premises, the Building or the Project. Tenant shall give prompt notice to Landlord in the event of (i) the occurrence of a fire or accident in the Premises or in the Building, or (ii) the discovery of a defect therein or in the fixtures or equipment thereof. This Paragraph 8(a) shall survive the expiration or earlier termination of this Lease.

(b) Tenant hereby agrees to indemnify, protect, defend and hold harmless Landlord and its designated property management company, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders, employees, servants, partners, representatives, insurers and agents (collectively, "Landlord Indemnities") for, from and against all liabilities, claims, fines, penalties, costs, damages or injuries to persons, damages to property, losses, liens, causes of action, suits, judgments and expenses (including court costs, attorneys' fees, expert witness fees and costs of investigation), of any nature, kind or description of any person or entity, directly or indirectly arising out of, caused by, or resulting from (in whole or part) (1) Tenant's construction of or use, occupancy or enjoyment of the Premises, (2) any breach or default in the performance of any of Tenant's obligations under this Lease, or (3) any act, omission, negligence or willful misconduct of Tenant or any of its agents, contractors, employees, business invitees or licensees (collectively, "Liabilities"); EVEN IF SUCH

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LIABILITIES ARE CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF ANY LANDLORD INDEMNITEE, BUT NOT TO THE EXTENT SUCH LIABILITIES ARE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SUCH LANDLORD INDEMNITEE. This Paragraph 8(b) shall survive the expiration or earlier termination of this Lease.

(c) Tenant shall promptly advise Landlord in writing of any action, administrative or legal proceeding or investigation as to which this indemnification may apply, and Tenant, at Tenant's expense, shall assume on behalf of each and every Landlord Indemnitee and conduct with due diligence and in good faith the defense thereof with counsel reasonably satisfactory to Landlord; provided, however, that any Landlord Indemnitee shall have the right, at its option, to be represented therein by advisory counsel of its own selection and at its own expense. In the event of failure by Tenant to fully perform in accordance with this Paragraph, Landlord, at its option, and without relieving Tenant of its obligations hereunder, may so perform, but all costs and expenses so incurred by Landlord in that event shall be reimbursed by Tenant to Landlord, together with interest on the same from the date any such expense was paid by Landlord until reimbursed by Tenant, at the rate of interest provided to be paid on judgments, by the law of the jurisdiction to which the interpretation of this Lease is subject. The indemnification provided in Paragraph 8(b) shall not be limited to damages, compensation or benefits payable under insurance policies, workers' compensation acts, disability benefit acts or other employees' benefit acts.

(d) Insurance.

(i) Tenant at all times during the Lease Term shall, at its own expense, keep in full force and effect (A) commercial general liability insurance providing coverage against bodily injury and disease, including death resulting therefrom, bodily injury and property damage to a combined single limit of $2,000,000 to one or more than one person as the result of any one accident or occurrence, which shall include provision for contractual liability coverage insuring Tenant for the performance of its indemnity obligations set forth in this Paragraph 8 and in Paragraph 6(g)(ii) of this Lease, and (B) All Risk or special purpose personal property insurance covering full replacement value of all of Tenant's personal property, trade fixtures and improvements in the Premises. Landlord and its designated property management firm shall be named an additional insured on each of said policies (excluding the worker's compensation policy) and said policies shall be issued by an insurance company or companies authorized to do business in Texas and which have policyholder ratings not lower than "A-" and financial ratings not lower than "VII" in Best's Insurance Guide (latest edition in effect as of the Date of Lease and subsequently in effect as of the date of renewal of the required policies). EACH OF SAID POLICIES SHALL ALSO INCLUDE A WAIVER OF SUBROGATION PROVISION OR ENDORSEMENT IN FAVOR OF LANDLORD, AND AN ENDORSEMENT PROVIDING THAT LANDLORD SHALL RECEIVE THIRTY (30) DAYS PRIOR WRITTEN NOTICE OF ANY CANCELLATION OF, NONRENEWAL OF, REDUCTION OF COVERAGE OR MATERIAL CHANGE IN COVERAGE ON SAID POLICIES. Tenant hereby waives its right of recovery against any Landlord Indemnitee of any amounts paid by Tenant or on Tenant's behalf to satisfy applicable worker's compensation laws. The policies or duly executed certificates showing the material terms for the same, together with satisfactory evidence of the payment of the premiums therefor, shall be deposited with Landlord on the date Tenant first occupies the Premises and upon renewals of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage. If certificates are supplied rather than the policies themselves, Tenant shall allow Landlord, at all reasonable times, to inspect the policies of insurance required herein.

(ii) It is expressly understood and agreed that the coverages required represent Landlord's minimum requirements and such are not to be construed to void or limit Tenant's obligations contained in this Lease, including without limitation Tenant's indemnity obligations hereunder. Neither shall (A) the insolvency, bankruptcy or failure of any insurance company carrying Tenant, (B) the failure of any insurance company to pay claims occurring nor (C) any exclusion from or insufficiency of coverage be held to affect, negate or waive any of Tenant's indemnity obligations under this Paragraph 8 and Paragraph 6(g)(ii) or any other provision of this Lease. With respect to insurance coverages, except worker's compensation, maintained hereunder by Tenant and insurance coverages separately obtained by Landlord, all insurance coverages afforded by policies of insurance maintained by Tenant shall be primary insurance as such coverages apply to Landlord, and such insurance coverages separately maintained by

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Landlord shall be excess, and Tenant shall have its insurance policies so endorsed. The amount of liability insurance under insurance policies maintained by Tenant shall not be reduced by the existence of insurance coverage under policies separately maintained by Landlord. Tenant shall be solely responsible for any premiums, assessments, penalties, deductible assumptions, retentions, audits, retrospective adjustments or any other kind of payment due under its policies.

(iii) Tenant's occupancy of the Premises without delivering the certificates of insurance shall not constitute a waiver of Tenant's obligations to provide the required coverages. If Tenant provides to Landlord a certificate that does not evidence the coverages required herein, or that is faulty in any respect, such shall not constitute a waiver of Tenant's obligations to provide the proper insurance.

(iv) Throughout the Lease Term, Landlord agrees to maintain (i) fire and extended coverage insurance on the insurable portions of Building and the remainder of the Project in an amount not less than the fair replacement value thereof, subject to reasonable deductibles (ii) boiler and machinery insurance amounts and with deductibles that would be considered standard for similar class office building in the city in which the Project is located and (iii) commercial general liability insurance with a combined single limit coverage of at least $1,000,000.00 per occurrence. All such insurance shall be obtained from insurers Landlord reasonably believes to be financially responsible in light of the risks being insured. The premiums for any such insurance shall be a part of Operating Costs.

(e) Mutual Waivers of Recovery. Landlord, Tenant, and all parties claiming under them, each mutually release and discharge each other from responsibility for that portion of any loss or damage paid or reimbursed by an insurer of Landlord or Tenant under any fire, extended coverage or other property insurance policy maintained by Tenant with respect to its Premises or by Landlord with respect to the Building or the Project (or which would have been paid had the insurance required to be maintained hereunder been in full force and effect), no matter how caused, including negligence, and each waives any right of recovery from the other including, but not limited to, claims for contribution or indemnity, which might otherwise exist on account thereof. Any fire, extended coverage or property insurance policy maintained by Tenant with respect to the Premises, or Landlord with respect to the Building or the Project, shall contain, in the case of Tenant's policies, a waiver of subrogation provision or endorsement in favor of Landlord, and in the case of Landlord's policies, a waiver of subrogation provision or endorsement in favor of Tenant, or, in the event that such insurers cannot or shall not include or attach such waiver of subrogation provision or endorsement, Tenant and Landlord shall obtain the approval and consent of their respective insurers, in writing, to the terms of this Lease. Tenant agrees to indemnify, protect, defend and hold harmless each and all of the Landlord Indemnitees from and against any claim, suit or cause of action asserted or brought by Tenant's insurers for, on behalf of, or in the name of Tenant, including, but not limited to, claims for contribution, indemnity or subrogation, brought in contravention of this paragraph. The mutual releases, discharges and waivers contained in this provision shall apply EVEN IF THE LOSS OR DAMAGE TO WHICH THIS PROVISION APPLIES IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD OR TENANT.

(f) Business Interruption. Landlord shall not be responsible for, and Tenant releases and discharges Landlord from, and Tenant further waives any right of recovery from Landlord for, any loss for or from business interruption or loss of use of the Premises suffered by Tenant in connection with Tenant's use or occupancy of the Premises, EVEN IF SUCH LOSS IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD.

(g) Adjustment of Claims. Tenant shall cooperate with Landlord and Landlord's insurers in the adjustment of any insurance claim pertaining to the Building or the Project or Landlord's use thereof.

(h) Increase in Landlord's Insurance Costs. Tenant agrees to pay to Landlord any increase in premiums for Landlord's insurance policies resulting from Tenant's use or occupancy of the Premises.

(i) Failure to Maintain Insurance. Any failure of Tenant to obtain and maintain the insurance policies and coverages required hereunder or failure by Tenant to meet any of the insurance requirements of this Lease shall constitute an event of default hereunder, and such failure shall entitle Landlord to pursue, exercise or obtain any of the remedies provided for in Paragraph 12(b), and Tenant shall be solely responsible for any loss suffered by

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Landlord as a result of such failure. In the event of failure by Tenant to maintain the insurance policies and coverages required by this Lease or to meet any of the insurance requirements of this Lease, Landlord, at its option, and without relieving Tenant of its obligations hereunder, may obtain said insurance policies and coverages or perform any other insurance obligation of Tenant, but all costs and expenses incurred by Landlord in obtaining such insurance or performing Tenant's insurance obligations shall be reimbursed by Tenant to Landlord, together with interest on same from the date any such cost or expense was paid by Landlord until reimbursed by Tenant, at the rate of interest provided to be paid on judgments, by the law of the jurisdiction to which the interpretation of this Lease is subject.

9. FIRE OR CASUALTY

(a) Subject to the provisions of this Paragraph 9, in the event the Premises, or access thereto, is wholly or partially destroyed by fire or other casualty, Landlord shall (to the extent permitted by Law and covenants, conditions and restrictions then applicable to the Project) rebuild, repair or restore the Premises and access thereto to substantially the same condition as existing immediately prior to such destruction and this Lease shall continue in full force and effect. Notwithstanding the foregoing, (i) Landlord's obligation to rebuild, repair or restore the Premises shall not apply to any personal property, above-standard tenant improvements or other items installed or contained in the Premises, and (ii) Landlord shall have no obligation whatsoever to rebuild, repair or restore the Premises with respect to any damage or destruction occurring during the last twelve (12) months of the term of this Lease or any extension of the term.

(b) Landlord may elect to terminate this Lease in any of the following cases of damage or destruction to the Premises, the Building or the Project: (i) where the cost of rebuilding, repairing and restoring (collectively, "Restoration") of the Building or the Project, would, regardless of the lack of damage to the Premises or access thereto, in the reasonable opinion of Landlord, exceed thirty percent (30%) of the then replacement cost of the Building; (ii) where, in the case of any damage or destruction to any portion of the Building or the Project by uninsured casualty, the cost of Restoration of the Building or the Project, in the reasonable opinion of Landlord, exceeds $2,000,000; or (iii) where, in the case of any damage or destruction to the Premises or access thereto by uninsured casualty, the cost of Restoration of the Premises or access thereto, in the reasonable opinion of Landlord, exceeds thirty percent (30%) of the replacement cost of the Premises. Any such termination shall be made by thirty (30) days' prior written notice to Tenant given within sixty (60) days of the date of such damage or destruction. If this Lease is not terminated by Landlord and as the result of any damage or destruction, the Premises, or a portion thereof, are rendered untenantable, the Basic Annual Rent shall abate reasonably during the period of Restoration (based upon the extent to which such damage and Restoration materially interfere with Tenant's business in the Premises); provided, however, Tenant shall have the right to terminate this Lease if more than thirty percent (30%) of the Premises are rendered untenantable for a period of one hundred fifty (150) days after the date of damage or destruction (the "150 Day Period") by delivering written notice to Landlord of its intent to terminate this Lease after the 150 Day Period, but prior to the substantial completion of the Restoration of the Premises. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, the Building or the Project.

10. EMINENT DOMAIN

In the event the whole of the Premises, the Building or the Project shall be taken under the power of eminent domain, or sold to prevent the exercise thereof (collectively, a "Taking"), this Lease shall automatically terminate as of the date of such Taking. In the event a Taking of a portion of the Project, the Building or the Premises shall, in the reasonable opinion of Landlord, substantially interfere with Landlord's operation thereof, Landlord may terminate this Lease upon thirty (30) days' written notice to Tenant given at any time within sixty (60) days following the date of such Taking. For purposes of this Lease, the date of Taking shall be the earlier of the date of transfer of title resulting from such Taking or the date of transfer of possession resulting from such Taking. In the event that a portion of the Premises is so taken and this Lease is not terminated, Landlord shall, with reasonable diligence, use commercially reasonable efforts to proceed to restore (to the extent permitted by Law and covenants, conditions and restrictions then applicable to the Project) the Premises (other than Tenant's personal property and fixtures, and above-standard tenant improvements) to a complete, functioning unit. In such case, the Basic Annual Rent shall be reduced proportionately based on the portion of the Premises so taken. If all or any

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portion of the Premises is the subject of a temporary Taking, this Lease shall remain in full force and effect and Tenant shall continue to perform each of its obligations under this Lease; in such case, Tenant shall be entitled to receive the entire award allocable to the temporary Taking of the Premises. Except as provided herein, Tenant shall not assert any claim against Landlord or the condemning authority for, and hereby assigns to Landlord, any compensation in connection with any such Taking, and Landlord shall be entitled to receive the entire amount of any award therefor, without deduction for any estate or interest of Tenant. Nothing contained in this Paragraph 10 shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the condemning authority for the Taking of personal property, fixtures, above standard tenant improvements of Tenant or for relocation or moving expenses recoverable by Tenant from the condemning authority. This Paragraph 10 shall be Tenant's sole and exclusive remedy in the event of a Taking. To Landlord's knowledge, there is no planned eminent domain proceeding regarding the Project that will result in a taking of any portion of the Building or the parking areas serving the Building as of the Date of this Lease. The term "to Landlord's knowledge" shall mean the actual knowledge of Rodney Richerson, the asset manager of Landlord's managing agent that is the person primarily responsible for overseeing the management and operation of the Project, without any duty of inquiry or investigation.

11. ASSIGNMENT AND SUBLETTING

(a) Tenant shall not directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, assign, sublet, mortgage, hypothecate or otherwise encumber all or any portion of its interest in this Lease or in the Premises or grant any license in or suffer any person other than Tenant or its employees to use or occupy the Premises or any part thereof without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any such attempted assignment, subletting, license, mortgage, hypothecation, other encumbrance or other use or occupancy without the consent of Landlord shall be null and void and of no effect. Any mortgage, hypothecation or encumbrance of all or any portion of Tenant's interest in this Lease or in the Premises and any grant of a license or sufferance of any person other than Tenant or its employees to use or occupy the Premises or any part thereof shall be deemed to be an "assignment" of this Lease. In addition, as used in this Paragraph 11, the term "Tenant" shall also mean any entity that has guaranteed Tenant's obligations under this Lease, and the restrictions applicable to Tenant contained herein shall also be applicable to such guarantor. Landlord's agreement to not unreasonably withhold its consent shall only apply to the first assignment or sublease under the Lease. Provided no event of default has occurred and is continuing under this Lease, upon thirty (30) days prior written notice to Landlord, Tenant may, without Landlord's prior written consent, assign this Lease to an entity into which Tenant is merged or consolidated or to an entity to which substantially all of Tenant's assets are transferred or to an entity controlled by or is commonly controlled with Tenant, provided (i) such merger, consolidation, or transfer of assets is for a good business purpose and not principally for the purpose of transferring Tenant's leasehold estate, and (ii) the assignee or successor entity has a tangible net worth, calculated in accordance with generally accepted accounting principles (and evidenced by financial statements in form reasonably satisfactory to Landlord) at least equal to the tangible net worth of Tenant immediately prior to such merger, consolidation, or transfer. The term "controlled by" or "commonly controlled with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity; the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, at least fifty-one percent (51%) of the voting interest in, any person or entity shall be presumed to constitute such control.

(b) No permitted assignment or subletting shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subletting or assignment. Consent by Landlord to one subletting or assignment shall not be deemed to constitute a consent to any other or subsequent attempted subletting or assignment. If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord all pertinent information relating to the proposed assignee or sublessee, all pertinent information relating to the proposed assignment or sublease, and all such financial information as Landlord may reasonably request concerning the proposed assignee or subtenant. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease.

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(c) At any time within thirty (30) days after Landlord's receipt of the information specified in subparagraph (b) above, Landlord may by written notice to Tenant elect to terminate this Lease as to the portion of the Premises so proposed to be subleased or assigned (which may include all of the Premises), with a proportionate abatement in the Rent payable hereunder.

(d) Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to a proposed assignment or sublease in any of the following instances:

(i) The assignee or sublessee is not, in Landlord's reasonable opinion, sufficiently creditworthy to perform the obligations such assignee or sublessee will have under this Lease;

(ii) The intended use of the Premises by the assignee or sublessee is not the same as set forth in this Lease or otherwise reasonably satisfactory to Landlord;

(iii) The intended use of the Premises by the assignee or sublessee would materially increase the pedestrian or vehicular traffic to the Premises or the Building;

(iv) Occupancy of the Premises by the assignee or sublessee would, in the good faith judgment of Landlord, violate any agreement binding upon Landlord, the Building or the Project with regard to the identity of tenants, usage in the Building, or similar matters;

(v) The assignee or sublessee is then negotiating with Landlord or has negotiated with Landlord within the previous six (6) months, or is a current tenant or subtenant within the Building or Project;

(vi) The identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Building or Project; or

(vii) In the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease.

The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease.

(e) Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times during the initial term and any subsequent renewals or extensions remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease. In the event that the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment, plus any bonus or other consideration therefor or incident thereto) exceeds the Rent payable under this Lease, then Tenant shall be bound and obligated to pay Landlord, as additional rent hereunder, all such excess Rent and other excess consideration within ten (10) days following receipt thereof by Tenant.

(f) If this Lease is assigned or if the Premises is subleased (whether in whole or in part), or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest, or grant of any concession or license within the Premises, or if the Premises are occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect Rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next Rent payable hereunder; and all such Rent collected by Tenant shall be held in deposit for Landlord and immediately forwarded to Landlord. No such transaction or collection of Rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

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(g) Should Tenant request of Landlord the right to assign or sublet its rights under this Lease, Landlord shall charge Tenant and Tenant shall pay to Landlord the actual cost of Landlord's legal fees up to a maximum amount of Seven Hundred Fifty and No/100 Dollars ($750.00).

(h) Notwithstanding any provision of this Lease to the contrary, in the event this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute the property of Tenant or Tenant's estate within the meaning of the Bankruptcy Code. All such money and other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord.

12. DEFAULT

(a) Events of Default. The following events shall be deemed to be events of default (herein so called) by Tenant under this Lease: (i) Tenant shall fail to make any payment of Rent, Operating Costs or any other sums of money due pursuant to the Lease and such monetary default continues to exist in full or part at the expiration of five (5) days after written notice is given by Landlord to Tenant; provided, however, Landlord shall only be obligated to provide such written notice to Tenant one (1) time within any Lease Year and in the event Tenant fails to timely pay Rent or any other sums for a second time during any Lease Year, then Tenant shall be in default for such late payment and Landlord shall have no obligation or duty to provide notice of such non-payment to Tenant prior to declaring an event of default under this Lease; (ii) Tenant shall fail to comply with or observe any other provision of this Lease and such failure shall continue for twenty (20) days after written notice to Tenant (or, in the case of Tenant's failure to comply with or observe any other single provision of this Lease more than five (5) times during the Lease Term, upon the occurrence of the sixth and all subsequent such failures, without notice from Landlord); (iii) Tenant or any guarantor of Tenant's obligations hereunder shall make a general assignment for the benefit of creditors; (iv) any petition shall be filed by or against Tenant or any guarantor of Tenant's obligations hereunder under the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof, and such petition shall not be dismissed within sixty (60) days of filing, or Tenant or any guarantor of Tenant's obligations hereunder shall be adjudged bankrupt or insolvent in proceedings filed thereunder; (v) a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations hereunder, and such appointment shall not be vacated or otherwise terminated, and the action in which such appointment was ordered dismissed, within sixty (60) days of filing; (vi) Tenant shall fail to take possession of or shall desert, abandon or vacate the Premises; (vii) the death of any guarantor; or (viii) the occurrence of an event described in clause (iv) or (v) of this Paragraph (without regard to any cure periods contained therein), and the failure thereafter of Tenant (A) to timely and fully make any payment of Rent or any other sum of money due hereunder or (B) to perform or observe any other covenant, condition or agreement to be performed or observed by it hereunder. Notwithstanding the language in this Paragraph 12(a)(vi), Tenant's vacation of the Premises shall not constitute an event of default under the Lease if prior to vacating the Premises, Tenant has made arrangements reasonably acceptable to Landlord to (a) insure that Tenant's insurance for the Premises will not be voided or cancelled with respect to the Premises as a result of such vacancy, (b) insure that the Premises are secured and not subject to vandalism, and (c) insure that the Premises will be properly maintained after such vacation. Tenant shall inspect the Premises at least once each month and report monthly in writing to Landlord on the condition of the Premises.

(b) Remedies. Upon the occurrence of any event of default specified in this Lease, Landlord shall have the option to pursue any (i) one or more of the following remedies without any notice or demand whatsoever and without releasing Tenant from any obligation under this Lease; or (ii) other remedy offered Landlord in law or in equity:

(i) Landlord may enter the Premises without terminating this Lease and perform any covenant or agreement or cure any condition creating or giving rise to an event of default under this Lease and Tenant shall pay to Landlord on demand, as additional rent, the amount expended by Landlord in performing such covenants or agreements or satisfying or observing such condition. Landlord, or its agents or employees, shall have the right to enter the Premises, and such entry and such performance shall not terminate this Lease or constitute an eviction of Tenant.

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(ii) Landlord may terminate this Lease by written notice to Tenant (and not otherwise) or Landlord may terminate Tenant's right of possession without terminating this Lease. In either of such events Tenant shall surrender possession of and vacate the Premises immediately and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter the Premises, in whole or in part, with or without process of law and to expel or remove Tenant and any other person, firm or entity who may be occupying the Premises or any part thereof and remove any and all property therefrom, using such lawful force as may be necessary.

(iii) In the event Landlord elects to re-enter or take possession of the Premises after Tenant's default, with or without terminating this Lease, Landlord may change locks or alter security devices and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Premises without being liable for any claim for damages.

(iv) Notwithstanding anything herein to the contrary, if Landlord terminates Tenant's right to possession without terminating this Lease after an event of default, Landlord shall, if required by State law, use commercially reasonable efforts to relet the Premises and mitigate damage as set forth in Paragraph 12(c) below.

(v) Notwithstanding any prior election by Landlord to not terminate this Lease, Landlord may at any time, including subsequent to any re-entry or taking of possession of the Premises as allowed hereinabove, elect to terminate this Lease. Tenant shall be liable for and shall immediately pay to Landlord the amount of all Basic Annual Rent and other sums of money due under this Lease as may have accrued as of the date of termination. Tenant shall also immediately pay to Landlord, as agreed and liquidated damages, an amount of money equal to the Basic Annual Rent and other amounts due for the remaining portion of the Lease Term (had such term not been terminated by Landlord prior to the expiration of the Lease Term), less the fair rental value of the Premises for the residue of the Lease Term, both discounted to their present value based upon an interest rate of eight percent (8%) per annum. In determining fair rental value, Landlord shall be entitled to take into account the time and expenses necessary to obtain a replacement tenant or tenants, including lost rental revenues and anticipated expenses hereinafter described relating to recovery, preparation and reletting of the Premises. If Landlord elects to relet the Premises, or any portion thereof, before presentation of proof of such liquidated damages, the amount of rent reserved upon such reletting shall be deemed prima facie evidence of the fair rental value of the portion of the Premises so relet.

Landlord and Tenant agree that because of the difficulty or impossibility of determining Landlord's damages from the loss of anticipated Additional Rent and other lease charges from the Tenant, there shall be included as a component of Tenant's annual total rent obligation (for the calculation of Landlord's remedies), an amount equal to the average monthly Additional Rent paid by Tenant for the twelve (12) full calendar months immediately preceding the event of default (or such lesser period of the term if the event of default occurs prior to the twelfth (12th) full calendar month of the term) multiplied by the number of months remaining in the Lease Term.

(vi) In addition to any sum provided to be paid above, Tenant shall also be liable for and shall immediately pay to Landlord all broker's fees incurred by Landlord in connection with any reletting of the whole or any part of the Premises, the costs of removing and storing Tenant's or any other occupant's property, the cost of repairing, altering, remodeling, renovating or otherwise putting the Premises into a condition acceptable to a new tenant or tenants, the cost of removal and replacement of Tenant's signage and all reasonable expenses by Landlord in enforcing Landlord's remedies, including reasonable attorneys' fees.

(vii) Landlord may apply Tenant's Security Deposit to the extent necessary to make good any rent arrearage, to pay the cost of remedying Tenant's default or to reimburse Landlord for expenditures made or damages suffered as a consequence of Tenant's default, without prejudice to any other remedies Landlord may have under this Lease. Following any such application of the Security Deposit, Tenant shall

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pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount.

(c) Mitigation of Damages.

(i) In the event of a default under the Lease, Landlord and Tenant shall each use commercially reasonable efforts to mitigate any damages resulting from a default of the other party under this Lease.

(ii) Landlord's obligation to mitigate damages after a default by Tenant shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a "Substitute Tenant") in accordance with the following criteria:

(A) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenant for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant.

(B) Landlord shall not be obligated to offer the Premises to a Substitute Tenant when other premises in the Project suitable for that prospective tenant's use are (or soon will be) available.

(C) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rental less than the current fair market rental then prevailing for similar space, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord's then current leasing policies for comparable space.

(D) Landlord shall not be obligated to enter into a lease with any proposed tenant whose use would:

a. Disrupt the tenant mix or balance of the Project;

b. Violate any restriction, covenant, or requirement contained in the lease of another tenant of the Project;

c. Adversely affect the reputation of the Project; or

d. Be incompatible with the operation of the Project.

(E) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant (a "Substitute Lease") which does not have, in Landlord's reasonable opinion, sufficient financial resources or operating experience to operate the Premises in a first-class manner.

(F) Landlord shall not be required to expend any amount of money to alter, remodel, or otherwise make the Premises suitable for use by a proposed Substitute Tenant unless:

a. Tenant pays any such sum to Landlord in advance of Landlord's execution of a Substitute Lease with such Substitute Tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant's default under this Lease); or

b. Landlord, in Landlord's sole discretion, determines that any such expenditure is financially justified in connection with entering into any such Substitute Lease.

(iii) Upon compliance with the above criteria regarding the releasing of the Premises after a default by Tenant, Landlord shall be deemed to have fully satisfied Landlord's obligation to mitigate damages under this Lease and under any law or judicial ruling in effect on the date of this Lease or at the time of Tenant's default, and Tenant waives and releases, to the fullest extent legally permissible, any right to assert in any action by Landlord to enforce the terms of this Lease, any defense, counterclaim, or rights of setoff or recoupment respecting the mitigation of damages by Landlord, unless and to the extent Landlord maliciously or in bad faith fails to act in accordance with the requirements of this Paragraph 12(c).

(iv) Tenant's right to seek damages from Landlord as a result of a default by Landlord under this Lease shall be conditioned on Tenant taking all actions reasonably required, under the circumstances, to minimize any loss or damage to Tenant's property or business, or to any of Tenant's officers, employees, agents, invitees, or other third parties that may be caused by any such default of Landlord.

(d) Effect of Suit or Partial Collection. Institution of a forcible detainer action to re-enter the Premises shall not be construed to be an election by Landlord to terminate this Lease. Landlord may collect and receive any Rent due from Tenant and the payment thereof shall not constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Landlord, or be held to waive or alter the rights or remedies which Landlord may have at law or in equity or by virtue of this Lease at the time of such payment.

(e) Remedies Cumulative. All rights and remedies of Landlord herein or existing at law or in equity are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to the exercise of any other.

(f) Late Payment Charge and Interest Payable. Landlord may, without further notice to Tenant, impose a late payment charge equal to five percent (5%) of any amount due if any amount due under this Lease is not paid within five (5) days from the date required to be paid hereunder. In addition, any payment due under this Lease not paid within ten (10) days after the date herein specified to be paid shall bear interest from the date such payment is due to the date of actual payment at the rate of ten percent (10%) per annum or the highest lawful rate of interest permitted by Texas or federal law, whichever rate of interest is lower.

(g) Cashier's Check. If Tenant fails to timely make two (2) consecutive payments of Basic Annual Rent or any two (2) such payments are returned for insufficient funds, then, in addition to any other remedy Landlord may have, Landlord may require that all future payments be made by cashier's check or money order.

13. ACCESS; CONSTRUCTION

Landlord reserves the right to use the roof and exterior walls of the Premises and the area beneath, adjacent to and above the Premises, together with the right to install, use, maintain, repair, replace and relocate equipment, machinery, meters, pipes, ducts, plumbing, conduits and wiring through the Premises, which serve other portions of the Building or the Project in a manner and in locations which do not unreasonably interfere with Tenant's use of the Premises. In addition, Landlord shall have free access to any and all mechanical installations of Landlord or Tenant, including, without limitation, machine rooms, telephone rooms and electrical closets. Tenant agrees that there shall be no construction of partitions or other obstructions which materially interfere with or which threaten to materially interfere with Landlord's free access thereto, or materially interfere with the moving of Landlord's equipment to or from the enclosures containing said installations. Upon at least twenty-four (24) hours' prior notice (except in the event of an emergency, when no notice shall be necessary), Landlord reserves and shall at any time and all times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to exhibit the Premises to prospective purchasers, lenders or tenants, to post notices of non-responsibility, to alter, improve, restore, rebuild or repair the Premises or any other portion of the Building, or to do any other act permitted or contemplated to be done by Landlord hereunder, all without being deemed guilty of an eviction of Tenant and without liability for abatement of Rent or otherwise. For such purposes, Landlord may also erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Landlord shall conduct all such inspections and/or improvements, alterations and repairs so as to minimize, to the extent reasonably practical and without additional expense to Landlord, any interruption of or

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interference with the business of Tenant. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of such purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises (excluding Tenant's vaults and safes, access to which shall be provided by Tenant upon Landlord's reasonable request). Landlord shall have the right to use any and all means which Landlord may deem proper in an emergency in order to obtain entry to the Premises or any portion thereof, and Landlord shall have the right, at any time during the Lease Term, to provide whatever access control measures it deems reasonably necessary to the Project, without any interruption or abatement in the payment of Rent by Tenant. Any entry into the Premises obtained by Landlord by any of such means shall not under any circumstances be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises or any portion thereof. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, Alterations or decorations to the Premises or the Project except as otherwise expressly agreed to be performed by Landlord pursuant to the provisions of this Lease.

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16. SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES

(a) Tenant agrees that this Lease and the rights of Tenant hereunder shall be subject and subordinate to any and all deeds of trust, security interests, mortgages, master leases, ground leases or other security documents and any and all modifications, renewals, extensions, consolidations and replacements thereof (collectively, "Security Documents") which now or hereafter constitute a lien upon or affect the Project, the Building or the Premises. Such subordination shall be effective without the necessity of the execution by Tenant of any additional document for the purpose of evidencing or effecting such subordination. In addition, Landlord shall have the right to subordinate or cause to be subordinated any such Security Documents to this Lease and in such case, in the event of the termination or transfer of Landlord's estate or interest in the Project by reason of any termination or foreclosure of any such Security Documents, Tenant shall, notwithstanding such subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Furthermore, Tenant shall within fifteen (15) days of demand therefor execute any instruments or other documents which may be required by Landlord or the holder of any Security Document and specifically shall execute, acknowledge and deliver within fifteen (15) days of demand therefor a subordination of lease or subordination of deed of trust, in the form required by the holder of the Security Document requesting the document; the failure to do so by Tenant within such time period shall be a material default hereunder; provided, however, the new landlord or the holder of any Security Document shall agree that Tenant's quiet enjoyment of the Premises shall not be disturbed as long as Tenant is not in default under this Lease.

(b) If any proceeding is brought for default under any ground or master lease to which this Lease is subject or in the event of foreclosure or the exercise of the power of sale under any mortgage, deed of trust or other Security Document made by Landlord covering the Premises, at the election of such ground lessor, master lessor or purchaser at foreclosure, Tenant shall attorn to and recognize the same as Landlord under this Lease, provided such successor expressly agrees in writing to be bound to all future obligations by the terms of this Lease, and if so requested, Tenant shall enter into a new lease with that successor on the same terms and conditions as are contained in this Lease (for the unexpired term of this Lease then remaining).

(c) In addition to any statutory lien for Rent in Landlord's favor, Landlord (the secured party for purposes hereof) shall have and Tenant (the debtor for purposes hereof) hereby grants to Landlord, to the extent that such property is not subject to a prior lien or security interest, an express contract lien and a continuing security interest to secure the payment of all Rent due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory and other personal property of Tenant (and any transferees or other occupants of the Premises) presently or hereafter situated on the Premises and upon all proceeds of any insurance which may accrue to Tenant by reason of damage or destruction of any such property. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code of the state in which the Premises is located, including without limitation the right to sell the

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property described in this paragraph at public or private sale upon ten (10) days' notice to Tenant, which notice Tenant hereby agrees is adequate and reasonable. Tenant hereby agrees to execute such other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created. Any statutory lien for Rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto. Landlord and Tenant agree that this Lease and the security interest granted herein serve as a financing statement, and a copy or photographic or other reproduction of this paragraph of this Lease may be filed of record by Landlord and have the same force and effect as the original. Tenant warrants and represents that the collateral subject to the security interest granted herein is not purchased or used by Tenant for personal, family or household purposes.

(d) Tenant shall, upon not less than fifteen (15) days' prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying to those facts for which certification has been requested by Landlord or any current or prospective purchaser, holder of any Security Document, ground lessor or master lessor, including, but without limitation, that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which the Basic Annual Rent, Additional Rent and other charges hereunder have been paid, if any, and (iii) whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge. The form of the statement attached hereto as *Exhibit E* is hereby approved by Tenant for use pursuant to this subparagraph (d); however, at Landlord's option, Landlord shall have the right to use other forms for such purpose. Tenant's failure to execute and deliver such statement within such time shall, at the option of Landlord, constitute a material default under this Lease and, in any event, shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord in any such certificate prepared by Landlord and delivered to Tenant for execution. Any statement delivered pursuant to this Paragraph 16 may be relied upon by any prospective purchaser of the fee of the Building or the Project or any mortgagee, ground lessor or other like encumbrancer thereof or any assignee of any such encumbrance upon the Building or the Project.

17. SALE BY LANDLORD; TENANT'S REMEDIES; NONRECOURSE LIABILITY

(a) In the event of a sale or conveyance by Landlord of the Building or the Project, Landlord shall be released from any and all liability under this Lease. If the Security Deposit has been made by Tenant prior to such sale or conveyance, Landlord shall transfer the Security Deposit to the purchaser, and upon delivery to Tenant of notice thereof, Landlord shall be discharged from any further liability in reference thereto.

(b) Landlord shall not be in default of any obligation of Landlord hereunder unless Landlord fails to perform any of its obligations under this Lease within thirty (30) days after receipt of written notice of such failure from Tenant; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be in default if Landlord commences to cure such default within the thirty (30) day period and thereafter diligently prosecutes the same to completion. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder.

(c) Any liability of Landlord for a default by Landlord under this Lease, or a breach by Landlord of any of its obligations under the Lease, shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord. Tenant's sole and exclusive remedy for a default or breach of this Lease by Landlord shall be either (i) an action for damages, or (ii) an action for injunctive relief; Tenant hereby waiving and agreeing that Tenant shall have no offset rights or right to terminate this Lease on account of any breach or default by Landlord under this Lease. Under no circumstances whatsoever shall Landlord ever be liable for punitive, consequential or special damages under this Lease and Tenant waives any rights it may have to such damages under this Lease in the event of a breach or default by Landlord under this Lease. Under no circumstances whatsoever shall Tenant ever be liable for punitive, consequential or special damages under this Lease and Landlord waives any rights it may have to such damages under this Lease in the event of a breach or default by Tenant under this Lease;

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provided, however, in no event shall the foregoing apply with respect to damages for which Tenant shall be responsible for in connection with a holding over by Tenant as set forth in Paragraph 19(f) below).

(d) As a condition to the effectiveness of any notice of default given by Tenant to Landlord, Tenant shall also concurrently give such notice under the provisions of Paragraph 17(b) to each beneficiary under a Security Document encumbering the Project of whom Tenant has received written notice (such notice to specify the address of the beneficiary). In the event Landlord shall fail to cure any breach or default within the time period specified in subparagraph (b), then prior to the pursuit of any remedy therefor by Tenant, each such beneficiary shall have an additional thirty (30) days within which to cure such default, or if such default cannot reasonably be cured within such period, then each such beneficiary shall have such additional time as shall be necessary to cure such default, provided that within such thirty (30) day period, such beneficiary has commenced and is diligently pursuing the remedies available to it which are necessary to cure such default (including, without limitation, as appropriate, commencement of foreclosure proceedings).

18. PARKING; COMMON AREAS

(a) Tenant shall have the right to the nonexclusive use of the number of parking spaces located in the parking areas of the Project specified in *Item 13* of the Basic Lease Provisions for the parking of operational motor vehicles used by Tenant, its officers and employees only. Landlord reserves the right, at any time upon written notice to Tenant, to designate the location of Tenant's parking spaces as determined by Landlord in its reasonable discretion. The use of such spaces shall be subject to the rules and regulations adopted by Landlord from time to time for the use of the parking areas. Landlord further reserves the right to make such changes to the parking system as Landlord may deem necessary or reasonable from time to time; i.e., Landlord may provide for one or a combination of parking systems, including, without limitation, self-parking, single or double stall parking spaces, and valet assisted parking. Tenant agrees that Tenant, its officers and employees shall not be entitled to park in any reserved or specially assigned areas designated by Landlord from time to time in the Project's parking areas except as specifically provided in *Item 13* of the Basic Lease Provisions. Landlord may require execution of an agreement with respect to the use of such parking areas by Tenant and/or its officers and employees in form satisfactory to Landlord as a condition of any such use by Tenant, its officers and employees. A default by Tenant, its officers or employees in the payment of such charges, the compliance with such rules and regulations, or the performance of such agreement(s) shall constitute a material default by Tenant hereunder. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's officers, employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described in this Paragraph, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

(b) Subject to subparagraph (c) below and the remaining provisions of this Lease, Tenant shall have the nonexclusive right, in common with others, to the use of such entrances, lobbies, restrooms, elevators, ramps, drives, stairs, and similar access ways and service ways and other common areas and facilities in and adjacent to the Building and the Project as are designated from time to time by Landlord for the general nonexclusive use of Landlord, Tenant and the other tenants of the Project and their respective employees, agents, representatives, licensees and invitees ("Common Areas"). The use of such Common Areas shall be subject to the rules and regulations contained herein and the provisions of any covenants, conditions and restrictions affecting the Building or the Project. Tenant shall keep all of the Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operations, and shall use the Common Areas only for normal activities, parking and ingress and egress by Tenant and its employees, agents, representatives, licensees and invitees to and from the Premises, the Building or the Project. If, in the reasonable opinion of Landlord, unauthorized persons are using the Common Areas by reason of the presence of Tenant in the Premises, Tenant, upon demand of Landlord, shall correct such situation by appropriate action or proceedings against all such unauthorized persons. Nothing herein shall affect the rights of Landlord at any time to remove any such unauthorized persons from said areas or to prevent the use of any of said areas by unauthorized persons. Landlord reserves the right to make such changes, alterations, additions, deletions, improvements, repairs or replacements in or to the Building, the Project (including the Premises) and the Common Areas as Landlord may reasonably deem necessary or desirable, including, without limitation, constructing new buildings and making changes in the location, size, shape and number of driveways,

entrances, parking spaces, parking areas, loading areas, landscaped areas and walkways; provided, however, that there shall be no unreasonable permanent obstruction of access to or use of the Premises resulting therefrom. In the event that the Project is not completed on the date of execution of this Lease, Landlord shall have the sole judgment and discretion to determine the architecture, design, appearance, construction, workmanship, materials and equipment with respect to construction of the Project. Notwithstanding any provision of this Lease to the contrary, the Common Areas shall not in any event be deemed to be a portion of or included within the Premises leased to Tenant and the Premises shall not be deemed to be a portion of the Common Areas. This Lease is granted subject to the terms hereof, the rights and interests of third parties under existing liens, ground leases, easements and encumbrances affecting such property, all zoning regulations, rules, ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction over the Project or any part thereof.

(c) Notwithstanding any provision of this Lease to the contrary, Landlord specifically reserves the right to redefine the term "Project" for purposes of allocating and calculating Operating Costs so as to include or exclude areas as Landlord shall from time to time determine or specify (and any such determination or specification shall be without prejudice to Landlord's right to revise thereafter such determination or specification). In addition, Landlord shall have the right to contract or otherwise arrange for amenities, services or utilities (the cost of which is included within Operating Costs) to be on a common or shared basis to both the Project (i.e., the area with respect to which Operating Costs are determined) and adjacent areas not included within the Project, so long as the basis on which the cost of such amenities, services or utilities is allocated to the Project is determined on an arms-length basis or some other basis reasonably determined by Landlord. In the case where the definition of the Project is revised for purposes of the allocation or determination of Operating Costs, Tenant's Proportionate Share shall be appropriately revised to equal the percentage share of all Rentable Area contained within the Project (as then defined) represented by the Premises. Notwithstanding the foregoing, Landlord agrees that in no event shall Tenant's Proportionate Share of Operating Costs increase due to Landlord redefining the term "Project." Landlord shall have the sole right to determine which portions of the Project and other areas, if any, shall be served by common management, operation, maintenance and repair. Landlord shall also have the right, in its sole discretion, to allocate and prorate any portion or portions of the Operating Costs on a building-by-building basis, on an aggregate basis of all buildings in the Project, or any other reasonable manner, and if allocated on a building-by-building basis, then Tenant's Proportionate Share shall, as to the portion of the Operating Costs so allocated, be based on the ratio of the Rentable Area of the Premises to the Rentable Area of the Building.

19. MISCELLANEOUS

(a) Attorneys' Fees. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs (including, without limitation, court costs and expert witness fees) incurred in such action. Such amounts shall be included in any judgment rendered in any such action or proceeding.

(b) Waiver. No waiver by Landlord or Tenant of any provision of this Lease or of any breach by Tenant or Landlord hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant or Landlord. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval under this Lease shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord.

(c) Notices. Any notice, demand, request, consent, approval, disapproval or certificate ("Notice") required or desired to be given under this Lease shall be in writing and given by certified mail, return receipt requested, by personal delivery or by Federal Express or a similar nationwide overnight delivery service providing a receipt for delivery. Notices may not be given by facsimile. The date of giving any Notice shall be deemed to be the date upon which delivery is actually made by one of the methods described in this Section 19(c) (or attempted if

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said delivery is refused or rejected). If a Notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day. All notices, demands, requests, consents, approvals, disapprovals, or certificates shall be addressed at the address specified in *Item 14* of the Basic Lease Provisions or to such other addresses as may be specified by written notice from Landlord to Tenant and if to Tenant, at the Premises. Either party may change its address by giving reasonable advance written Notice of its new address in accordance with the methods described in this Paragraph; provided, however, no notice of either party's change of address shall be effective until fifteen (15) days after the addressee's actual receipt thereof.

(d) Access Control. Landlord shall be the sole determinant of the type and amount of any access control or courtesy guard services to be provided to the Project, if any. IN ALL EVENTS, LANDLORD SHALL NOT BE LIABLE TO TENANT, AND TENANT HEREBY WAIVES ANY CLAIM AGAINST LANDLORD, FOR (I) ANY UNAUTHORIZED OR CRIMINAL ENTRY OF THIRD PARTIES INTO THE PREMISES, THE BUILDING OR THE PROJECT, (II) ANY DAMAGE TO PERSONS, OR (III) ANY LOSS OF PROPERTY IN AND ABOUT THE PREMISES, THE BUILDING OR THE PROJECT, BY OR FROM ANY UNAUTHORIZED OR CRIMINAL ACTS OF THIRD PARTIES, REGARDLESS OF ANY ACTION, INACTION, FAILURE, BREAKDOWN, MALFUNCTION AND/OR INSUFFICIENCY OF THE ACCESS CONTROL OR COURTESY GUARD SERVICES PROVIDED BY LANDLORD.

(e) Storage. Any storage space at any time leased to Tenant hereunder shall be used exclusively for storage. Notwithstanding any other provision of this Lease to the contrary, (i) Landlord shall have no obligation to provide heating, cleaning, water or air conditioning therefor, and (ii) Landlord shall be obligated to provide to such storage space only such electricity as will, in Landlord's judgment, be adequate to light said space as storage space.

(f) Holding Over. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Basic Annual Rent for the holdover period, an amount equal to one hundred fifty percent (150%) of the Basic Annual Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph shall not be construed as consent for Tenant to retain possession of the Premises.

(g) Condition of Premises. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, LANDLORD HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED PURPOSE OR USE, WHICH DISCLAIMER IS HEREBY ACKNOWLEDGED BY TENANT. THE TAKING OF POSSESSION BY TENANT SHALL BE CONCLUSIVE EVIDENCE THAT TENANT:

(i) ACCEPTS THE PREMISES, THE BUILDING AND LEASEHOLD IMPROVEMENTS AS SUITABLE FOR THE PURPOSES FOR WHICH THE PREMISES WERE LEASED;

(ii) ACCEPTS THE PREMISES AND PROJECT AS BEING IN GOOD AND SATISFACTORY CONDITION;

(iii) WAIVES ANY DEFECTS IN THE PREMISES AND ITS APPURTENANCES EXISTING NOW OR IN THE FUTURE, EXCEPT THAT TENANT'S TAKING OF POSSESSION SHALL NOT BE DEEMED TO WAIVE LANDLORD'S COMPLETION OF MINOR FINISH WORK ITEMS THAT DO NOT INTERFERE WITH TENANT'S OCCUPANCY OF THE PREMISES; AND

(iv) WAIVES ALL CLAIMS BASED ON ANY IMPLIED WARRANTY OF SUITABILITY OR HABITABILITY.

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(h) Quiet Possession. Upon Tenant's paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the term hereof without hindrance or ejection by any person lawfully claiming under Landlord, subject to the provisions of this Lease and to the provisions of any (i) covenants, conditions and restrictions, (ii) master lease, or (iii) Security Documents to which this Lease is subordinate or may be subordinated.

(i) Matters of Record. Except as otherwise provided herein, this Lease and Tenant's rights hereunder are subject and subordinate to all matters affecting Landlord's title to the Project recorded in the Real Property Records of the County in which the Project is located, prior to and subsequent to the date hereof, including, without limitation, all covenants, conditions and restrictions. Tenant agrees for itself and all persons in possession or holding under it that it will comply with and not violate any such covenants, conditions and restrictions or other matters of record. Landlord reserves the right, from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of parcel maps and covenants, conditions and restrictions affecting the Premises, the Building or the Project, as long as such easements, rights, dedications, maps, and covenants, conditions and restrictions do not materially interfere with the use of the Premises by Tenant. At Landlord's request, Tenant shall join in the execution of any of the aforementioned documents.

(j) Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Tenant shall attorn to each purchaser, successor or assignee of Landlord.

(k) Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the brokers named in *Item 12* of the Basic Lease Provisions and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against all claims for any brokerage commissions, finders' fees or similar payments by any persons claiming to represent Tenant other than those listed in *Item 12* of the Basic Lease Provisions and all costs, expenses and liabilities incurred in connection with such claims, including reasonable attorneys' fees and costs.

(l) Name. Landlord shall have the exclusive right at all times during the Lease Term to change, modify, add to or otherwise alter the name, number, or designation of the Building and/or the Project, and Landlord shall not be liable for claims or damages of any kind which may be attributed thereto or result therefrom.

(m) Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

(n) Time. Time is of the essence of this Lease and each and all of its provisions.

(o) Defined Terms and Marginal Headings. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular and for purposes of Articles 5, 7, 13 and 18, the term Landlord shall include Landlord, its employees, contractors and agents. If more than one person is named as Tenant the obligations of such persons are joint and several. The marginal headings and titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(p) Conflict of Laws; Prior Agreements; Separability. This Lease shall be governed by and construed pursuant to the laws of the State of Texas. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease. No prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The illegality, invalidity or unenforceability of any provision of this Lease shall in no way impair or invalidate any other provision of this Lease, and such remaining provisions shall remain in full force and effect.

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(q) Authority. If Tenant is a corporation, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in the State, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. If Tenant is a partnership, trust or limited liability company, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the terms of such entity's partnership, trust or limited liability company agreement. Tenant shall provide Landlord on demand with such evidence of such authority as Landlord shall reasonably request, including, without limitation, resolutions, certificates and opinions of counsel.

(r) Joint and Several Liability. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, then the liability of each such member shall be joint and several.

(s) Rental Allocation. For purposes of Section 467 of the Internal Revenue Code of 1986, as amended from time to time, Landlord and Tenant hereby agree to allocate all Rent to the period in which payment is due, or if later, the period in which Rent is paid.

(t) Rules and Regulations. Tenant agrees to comply with all rules and regulations of the Building and the Project imposed by Landlord as set forth on *Exhibit D* attached hereto, as the same may be changed from time to time upon reasonable notice to Tenant. Landlord shall not be liable to Tenant for the failure of any other tenant or any of its assignees, subtenants, or their respective agents, employees, representatives, invitees or licensees to conform to such rules and regulations.

(u) Joint Product. This Agreement is the result of arms-length negotiations between Landlord and Tenant and their respective attorneys. Accordingly, neither party shall be deemed to be the author of this Lease and this Lease shall not be construed against either party.

(v) Financial Statements. Upon Landlord's written request, Tenant shall promptly furnish Landlord, from time to time, with the most current audited financial statements prepared in accordance with generally accepted accounting principles, certified by Tenant and an independent auditor to be true and correct, reflecting Tenant's then current financial condition.

(w) Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorism, terrorist activities, inability to obtain services, labor, or materials or reasonable substitutes therefore, governmental actions, civil commotions, fire, flood, earthquake or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant's obligations under Article 6 and Article 8 of this Lease and Section 19(f) of this Lease and any extension of the Construction Termination Date as set forth in Paragraph (d) of *Exhibit B* to this Lease (collectively, a "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

(x) Counterparts. This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

(y) Building Standard Signage. Landlord agrees, at Landlord's sole cost and expense, to provide Tenant with Tenant's initial building standard directory and suite signage.

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(z) Notice of Proposed Sale. Landlord hereby agree that, provided Tenant is not then in default, if at any time during the Lease Term Landlord determines that it will put the Building on the market for sale, Landlord will notify Tenant of such decision and Tenant will have the right to submit an offer to purchase the Building; however, Tenant understands that Landlord shall have the right in its sole and absolute discretion to accept or reject any offer it receives, and this agreement of Landlord to notify Tenant shall be limited to the named Landlord (Koll Bren Fund V, L.P.) only and shall not be binding on any subsequent owner of the Building.

(aa) Building Access Cards. Prior to Commencement Date, Tenant shall submit to Landlord a list of employees needing Building Access Cards. Based upon such list, Landlord will provide Tenant a maximum of one (1) Building Access Card per employee. After the Commencement Date, any replacement or additional cards will be furnished at a cost to Tenant of Twenty Dollars ($20.00) per card.

[SIGNATURE PAGE TO FOLLOW]

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SIGNATURE PAGE TO OFFICE LEASE
BY AND BETWEEN
KOLL BREN FUND V, L.P., AS LANDLORD,
AND
ENGLOBAL CORPORATE SERVICES, INC., AS TENANT

IN WITNESS WHEREOF, the parties have executed this Lease to be effective as of the Date of this Lease.

"LANDLORD":	"TENANT":
KOLL BREN FUND V, L.P., a Delaware limited partnership	ENGLOBAL CORPORATE SERVICES, INC., a Texas corporation
By: Koll Bren Schreiber Realty Advisors, Inc. a Delaware corporation, as agent	
By: ____________ Rodney Richerson, Senior Vice President	By: ____________ Name: WILLIAM A. COSKEY Title: CEO

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EXHIBIT A-1

FLOOR PLAN OF THE PREMISES



EXHIBIT A-2

LEGAL DESCRIPTION OF THE PROJECT

BRIDGEWOOD I
654 NORTH SAM HOUSTON PARKWAY EAST, HOUSTON, TEXAS

Being a tract or parcel of land containing 4.5992 acres located in the William Sevey Survey, A-699, Harris County, Texas, and being a portion of Unrestricted Reserve "B", Greenbriar North, Section Five, a subdivision of record in Volume 229, Page 28, of the Harris County Map Records, said 4.5992 acres of being more particularly described by metes and bounds as follows (all bearings referenced to the Texas Coordinate System, South Central Zone):

COMMENCING at a point for reference a 5/8 inch iron rod marking the southwest corner of the aforementioned Unrestricted Reserve "B", said rod also being on the east line of a 150.00 foot wide drainage easement recorded in Volume 6734, Page 137, of the Harris County Deed Records;

THENCE along the south line of said Unrestricted Reserve "B" N 87° 23' E, 342.97 feet to a 5/8 inch iron rod for the POINT OF BEGINNING:

THENCE Leaving said south line N 02° 27' 54" W, 583.70 feet to a 5/8 inch iron rod for corner, said rod being on the south right-of-way line of North Belt Drive, as recorded in Volume 6734, Page 146, of the Harris County Deed Records;

THENCE along said south right-of-way N 87° 32' 07" E, 343.49 feet to a 5/8 inch iron rod for corner;

THENCE leaving said south right-of-way S 02° 27" 54" E, 582.82 feet to a 5/8 inch iron rod for corner, said rod being on the south line of the aforementioned Unrestricted Reserve "B";

THENCE along said south line S 87° 23' 16" W, 343.49 feet to the POINT OF BEGINNING and containing 4.5992 acres of land.

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EXHIBIT A-3

RENTABLE AREA

The term "Rentable Area" as used in the Lease shall mean:

(a) As to each floor of the Building on which the entire space rentable to tenants is or will be leased to one tenant (hereinafter referred to as "Single Tenant Floor"), Rentable Area shall be the entire area bounded by the inside surface of the four exterior glass walls (or the inside surface of the permanent exterior wall where there is no glass) on such floor, including (i) all areas used for elevator lobbies, corridors, or special stairways, restrooms, mechanical rooms, electrical rooms and telephone closets, without deduction for columns, and other structural portions of the Building or vertical penetrations that are included for the special use of Tenant and (ii) if the Building has more than one floor, a pro rata portion (calculated on the basis of the entire Rentable Area of the Building) of the area of the mailroom premises and entry lobby located on the first floor of the Building (as bounded by the inside surface of the walls thereof, but excluding the area contained within the exterior walls of the Building stairs, fire towers, vertical ducts, elevator shafts, flues, vents, stacks and pipe shafts).

(b) As to each floor of the Building on which space is or will be leased to more than one tenant (hereinafter referred to as "Multi-Tenant Floor"), Rentable Area attributable to each such lease shall be the total of (i) the entire area included within the Premises covered by such lease, being the area bounded by the inside surface of any exterior glass walls (or the inside surface of the permanent exterior wall where there is no glass) of the Building bounding such Premises, the exterior of all walls separating such Premises from public corridors or other public areas on such floor, and the centerline of all walls separating such Premises from other areas leased or to be leased to other tenants on such floor, (ii) a pro rata portion (calculated on the basis of the Rentable Area of the floor) of the area covered by the elevator lobbies, corridors, restrooms, mechanical rooms, electrical rooms and telephone closets situated on such floor and (iii) if the Building has more than one floor, a pro rata portion (calculated on the basis of the entire Rentable Area of the Building) of the area of the mailroom premises and entry lobby located on the main entry floor of the Building (as bounded by the inside surface of the walls thereof).

(c) As to any storage space leased to a tenant, the Rentable Area shall be the entire area included within the storage space covered by such lease, being the area bounded by the inside surface of any permanent exterior wall of the Building bounding such storage space, the exterior of all walls separating such storage space from public corridors or other public areas on such floor, and the centerline of all walls separating such storage space from other areas leased or to be leased to other tenants on such floor. The Rentable Area of storage space shall not be included within the Premises for purposes of determining Tenant's Proportionate Share of Operating Costs.

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EXHIBIT B

WORK LETTER (ALLOWANCE)

THIS WORK LETTER is attached as *Exhibit B* to the Office Lease between Koll Bren Fund V, L.P., as Landlord, and ENGlobal Corporate Services, Inc., as Tenant, and constitutes the further agreement between Landlord and Tenant as follows:

(a) Tenant Improvements. Landlord, at Tenant's sole cost and expense, agrees to furnish or perform those items of construction and those improvements (the "Tenant Improvements") specified in the Final Plans to be agreed to by Landlord and Tenant as set forth in Paragraph (b) below; provided, however, Landlord shall pay for the cost of such Tenant Improvements up to the extent of Landlord's Construction Allowance as set forth in Paragraph (e) below.

(b) Space Planner. Landlord has retained a space planner (the "Space Planner") to prepare certain plans, drawings and specifications (the "Temporary Plans") for the construction of Tenant Improvements to be installed in the Premises by a general contractor selected by Landlord pursuant to this Work Letter. Tenant shall deliver to Space Planner within ten (10) days after the execution of this Lease all necessary information required by the Space Planner to complete the Temporary Plans. Tenant shall have five (5) business days after its receipt of the proposed Temporary Plans to review the same and notify Landlord in writing of any comments or required changes, or to otherwise give its approval or disapproval of such proposed Temporary Plans. If Tenant fails to give written comments to or approve the Temporary Plans within such five (5) business day period, then Tenant shall be deemed to have approved the Temporary Plans as submitted. Landlord shall have five (5) business days following its receipt of Tenant's comments and objections to redraw the proposed Temporary Plans in compliance with Tenant's request and to resubmit the same for Tenant's final review and approval or comment within five (5) business days of Tenant's receipt of such revised plans. Such process shall be repeated twice and if at such time final approval by Tenant of the proposed Temporary Plans has not been obtained, then Landlord shall complete such Temporary Plans, at Tenant's sole cost and expense, and it shall be deemed that Tenant has approved the Temporary Plans. Once Tenant has approved or has been deemed to have approved the Temporary Plans, then the approved (or deemed approved) Temporary Plans shall be thereafter known as the "Final Plans". The Final Plans shall include the complete and final layout, plans and specifications for the Premises showing all doors, light fixtures, electrical outlets, telephone outlets, wall coverings, plumbing improvements (if any), data systems wiring, floor coverings, wall coverings, painting, any other improvements to the Premises beyond the shell and core improvements provided by Landlord and any demolition of existing improvements in the Premises. The improvements shown in the Final Plans shall (i) utilize Landlord's building standard materials and methods of construction, (ii) be compatible with the shell and core improvements and the design, construction and equipment of the Premises, and (iii) comply with all applicable laws, rules, regulations, codes and ordinances.

(c) Bids. As soon as practicable following the approval of the Final Plans, Landlord shall (i) obtain a written non-binding itemized estimate of the costs of all Tenant Improvements shown in the Final Plans as prepared by a general contractor selected by Landlord, and (ii) if required by applicable law, codes or ordinances, submit the Final Plans to the appropriate governmental agency for the issuance of a building permit or other required governmental approvals prerequisite to commencement of construction of such Tenant Improvements ("Permits"). Tenant acknowledges that any cost estimates are prepared by the general contractor and Landlord shall not be liable to Tenant for any inaccuracy in any such estimate. Within five (5) business days after receipt of the written non-binding cost estimate prepared by the general contractor, Tenant shall either (A) give its written approval thereof and authorization to proceed with construction or (B) immediately request the Space Planner to modify or revise the Plans in any manner desired by Tenant to decrease the cost of the Tenant Improvements. If Tenant is silent during such five (5) business day period, then Tenant shall be deemed to have approved such non-binding cost estimate as set forth in Clause (A) above. If the Final Plans are revised pursuant to Clause (B) above, then Landlord shall request that the general contractor provide a revised cost estimate to Tenant based upon the revisions to the Final Plans. Such modifications and revisions shall be subject to Landlord's reasonable approval and shall be in accordance with the standards set forth in Paragraph (b) of this Work Letter. Within ten (10) business days after

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receipt of the general contractor's original written cost estimate and the description, if any, of any Tenant Delay, Tenant shall give its final approval of the Final Plans to Landlord which shall constitute authorization to commence the construction of the Tenant Improvements in accordance with the Final Plans, as modified or revised. Tenant shall signify its final approval by signing a copy of each sheet or page of the Final Plans and delivering such signed copy to Landlord.

(d) Construction. Landlord shall commence construction of the Tenant Improvements within ten (10) days following the later of (i) the approval of the Final Plans, or (ii) Landlord's receipt of any necessary Permits. Landlord shall diligently pursue completion of construction of the Tenant Improvements and use its commercially reasonable efforts to complete construction of the Tenant Improvements as soon as reasonably practicable. Notwithstanding anything in this Lease or in this Work Letter to the contrary, except as otherwise provided in paragraph (h) below, Landlord's Construction Allowance, as specified in *Item 18* of the Basic Lease Provisions, shall be used only for the construction of the Tenant Improvements, and if construction of the Tenant Improvements is not completed within three (3) months following the Date of this Lease, as set forth in *Item 17* of the Basic Lease Provisions, ("Construction Termination Date"), then Landlord's obligation to provide the Landlord's Construction Allowance, as specified in *Item 18* of the Basic Lease Provisions, shall terminate and become null and void, and Tenant shall be deemed to have waived its rights in and to said Landlord's Construction Allowance.

(e) Construction Allowance. Subject to the terms and provisions of this Work Letter, Landlord shall pay the cost of the Tenant Improvements ("Work") up to the amount the Landlord's Construction Allowance. If the amount of the lowest qualified bid to perform the Work exceeds the Landlord's Construction Allowance, Tenant shall bear the cost of such excess and shall pay the estimated cost of such excess to Landlord prior to commencement of construction of such Tenant Improvements and a final adjusting payment based upon the actual costs of the Tenant Improvements shall be made when the Tenant Improvements are completed. If the cost of the Work is less than such amount, then Tenant shall not receive any credit whatsoever for the difference between the actual cost of the Work and Landlord's Construction Allowance, except as otherwise provided in paragraph (h) below. All remaining amounts due to Landlord shall be paid upon the earlier of Substantial Completion of the Tenant Improvements or presentation of a written statement of the sums due, which statement may be an estimate of the cost of any component of the Work. The cost of the permits, working drawings, hard construction costs, mechanical and electrical planning, fees, permits, general contract overhead, and a coordination fee payable to Landlord equal to five percent (5%) of the actual costs of construction and such costs or permits, fees, planning and contractor overhead shall be payable out of the Landlord's Construction Allowance and shall be shall be included in the cost of the Work. The cost of the Work shall not include any other fees payable to Landlord.

(f) Change Order. If Tenant shall desire any changes to the Final Plans, Tenant shall so advise Landlord in writing and Landlord shall determine whether such changes can be made in a reasonable and feasible manner. Any and all costs of reviewing any requested changes, and any and all costs of making any changes to the Tenant Improvements which Tenant may request and which Landlord may agree to shall be at Tenant's sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order. In no event shall Landlord be obligated to perform any Tenant Improvements which would extend the construction period past the Construction Termination Date, unless such extension was mutually agreed to in writing by Landlord and Tenant prior to the commencement of said construction. If Landlord approves Tenant's requested change, addition, or alteration, the Space Planner, at Tenant's sole cost and expense, shall complete all working drawings necessary to show the change, addition or alteration being requested by Tenant.

(g) Substantial Completion. "Substantial Completion" of construction of the Tenant Improvements shall be defined as the date upon which the Space Planner or other consultant engaged by Landlord determines that the Tenant Improvements have been substantially completed in accordance with the Final Plans, except for such items that constitute minor defects or adjustments which can be completed after occupancy without causing any material interference with Tenant's use of the Premises (so called "Punch List" items). After the completion of the Tenant Improvements, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of improvements performed on the Premises. The term "Tenant Delay" shall include, without limitation, any delay in the completion of construction of Tenant Improvements resulting from (i) Tenant's failure to comply with the provisions of this Work Letter, (ii) any additional time as reasonably determined by Landlord required for ordering, receiving, fabricating and/or installing items or materials or other components of the construction of Tenant

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Improvements, including, without limitation, mill work, (iii) delay in work caused by submission by Tenant of a request for any change order (defined below) following Tenant's approval of the Final Plans, or for the implementation of any change order, or (iv) any delay by Tenant in timely submitting comments or approvals to the Temporary Plans or Final Plans. The failure of Tenant to take possession of or to occupy the Premises shall not serve to relieve Tenant of obligations arising on the Commencement Date or delay the payment of Rent by Tenant.

(h) Excess Allowance. Notwithstanding anything herein to the contrary, if the total amount of Landlord's Construction Allowance exceeds the total cost of the Work (such excess amount being herein referred to as the "Excess Allowance"), then Landlord agrees that, upon Tenant's written request and subject to the further terms of this Paragraph (h), Tenant shall have the right to have such Excess Allowance credited towards the monthly installment(s) of Basic Annual Rent becoming due hereunder and/or disbursed to Tenant as a reimbursement of Tenant's exterior signage, relocation, and/or the cabling/networking expenses paid by Tenant to third parties in connection with Tenant's move to the Premises; provided, however, in no event shall the total, aggregate amount that Tenant may be entitled to have credited and/or reimbursed exceed the lesser of (i) the Excess Allowance, or (ii) Two Hundred Ten Thousand Nine Hundred Ninety-Three and 75//100 Dollars ($210,993.75). In the event Tenant desires any such credit and/or reimbursement, Tenant shall notify Landlord of the amounts that Tenant wants credited and/or reimbursed (and, if reimbursed, Tenant shall include actual copies of paid invoices reflecting amounts Tenant desires to have reimbursed) within sixty (60) days following the Commencement Date, and, notwithstanding anything herein to the contrary, if Tenant fails to so notify Landlord in writing of such amounts Tenant desires to have credited and/or reimbursed within said sixty (60) day period, Tenant shall not be entitled to any such credit and/or reimbursement and all such Excess Allowance shall belong to Landlord and Tenant shall have no rights thereto.

EXHIBIT C

STANDARDS FOR UTILITIES AND SERVICES

The following are the Project Standards for Utilities and Services. Landlord reserves the right to adopt such reasonable, nondiscriminatory modifications and additions hereto as it deems appropriate.

1. As long as Tenant is not in default under any of the terms, covenants, conditions, provisions or agreements of this Lease, Landlord shall, subject to the limitations and provisions hereinafter set forth in this *Exhibit C*:

(a) Provide automatic elevator facilities on Monday through Friday from 7:00 A.M. to 6:00 P.M. and Saturday from 8:00 A.M. to 12:00 P.M., excepting state and federal holidays (hereinafter referred to as "Business Hours"), and provide one (1) automatic elevator at all other times.

(b) Provide to the Premises, during Business Hours (and at other times for an additional charge to be fixed by Landlord, which charge as of the Date of this Lease is equal to $8.00 per hour per quad used, and which charge shall increase only to the extent Landlord's cost of providing such after-hours service increases), when and to the extent, in the judgment of Landlord, any of such services may be required for the comfortable occupancy of the Premises for general office purposes. Landlord shall not be responsible for room temperatures and conditions in the Premises if the lighting and receptacle load for Tenant's equipment and fixtures exceed those listed in paragraph (c) hereof, if the Premises are used for other than general office purposes or if the Building standard blinds or curtains in the Premises are not closed so as to screen the sun's rays.

(c) Furnish to the Premises, during Business Hours, electric current for routine lighting and the operation of general office machines such as typewriters, dictating equipment, desk model adding machines, and the like, which use 110 volt electric power, not to exceed the reasonable capacity of Building standard office lighting and receptacles, and not in excess of limits imposed or recommended by governmental authority.

(d) Provide janitorial services to the Premises Monday through Friday (except state and federal holidays), provided the same are used exclusively for the uses permitted under the foregoing Lease, and are kept reasonably in order by Tenant. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish, to the extent that the same exceeds the refuse and rubbish which generally would be produced by the use of the Premises for general office purposes.

2. No data processing equipment, other special electrical equipment (excluding personal computers utilizing 110 volt electric power), air conditioning or heating units, or plumbing additions shall be installed, nor shall any changes to the Building HVAC, electrical or plumbing systems be made without the prior written consent of Landlord, which consent shall be subject to Landlord's sole and absolute discretion. In the case of any such change, Landlord reserves the right to designate and/or approve the contractor to be used. Any permitted installations shall be made under Landlord's supervision.

3. Landlord shall not provide reception outlets or television or radio antennas for television or radio broadcast reception, and Tenant shall not install any such equipment without prior written approval from Landlord.

4. Tenant will not, without the prior written consent of Landlord, use any apparatus, machine or device in the Premises, including, without limitation, duplicating machines, electronic data processing machines, punch card machines and machines using current in excess of 110 volts, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space, nor connect with electric current, except through existing electrical outlets in the Premises, any apparatus or device for the purpose of using electric current in excess of that usually furnished or supplied for use of the Premises as general office space.

5. Tenant agrees to cooperate fully at all times with Landlord, and to abide by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building HVAC, electrical, plumbing and other systems. Tenant shall comply with all laws, statutes, ordinances and governmental rules and regulations now in force or which may hereafter be enacted or promulgated in connection with Building services furnished to the Premises, including, without limitation, any governmental rule or regulation relating to the heating and cooling of the Building.

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EXHIBIT D

BUILDING RULES AND REGULATIONS

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways and corridors of halls shall not be obstructed or used for any purpose other than ingress and egress. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and the Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence, in the judgment of the Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Tenant normally deals only for the purpose of conducting its business in the Premises (such as clients, customers, office suppliers and equipment vendors, and the like) unless such persons are engaged in illegal activities. No tenant and no employees of any tenant shall go upon the roof of the Building without the written consent of Landlord.

2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard window coverings. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without the written consent of Landlord. The Building is a "no smoking building" and Landlord shall have the right to enforce a no smoking rule within the Building and Project, except that Landlord agrees to designate certain areas outside the Building, but within the Project, as designated smoking areas.

3. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Premises, the Building or the Project without the prior written consent of the Landlord. If the Landlord shall have given such consent at the time, whether before or after the execution of this Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of this Lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by the Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord with respect to each and every such sign, advertisement or notice other than the particular sign, advertisement or notice, as the case may be, so consented to by the Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to such tenant. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for each tenant by the Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to the Landlord. The directory tablet will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord's standard lettering.

4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills. Tenant shall see that the windows, transoms and doors of the Premises are closed and securely locked before leaving the Building and must observe strict care not to leave windows open when it rains. Tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing window coverings when the sun's rays fall directly on the windows of the Premises. Tenant shall not tamper with or change the setting of any thermostats or temperature control valves.

5. The toilet rooms, water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were considered, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

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6. No tenant shall mark, paint, drill into, or in any way deface any part of the Premises, the Building or the Project. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted, except with the prior written consent of the Landlord and as the Landlord may direct.

7. No bicycles, vehicles, birds or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items (including those suitable for microwave heating) for tenants and their employees shall be permitted, provided that the power required therefor shall not exceed that amount which can be provided by a 30 amp circuit. No tenant shall cause or permit any unusual or objectionable odors to be produced or permeate the Premises. Smoking or carrying lighted cigars, cigarettes or pipes in the Building is prohibited.

8. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. No tenant shall occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco (except by a cigarette vending machine for use by Tenant's employees) in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau, without the express written consent of Landlord. No tenant shall engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

9. No tenant shall make, or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No tenant shall throw anything out of doors, windows or skylights or down the passageways.

10. No tenant, subtenant or assignee nor any of their servants, employees, agents, visitors or licensees shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance.

11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof. Each tenant must, upon the termination of his tenancy, restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

12. All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord shall determine from time to time, without the express written consent of Landlord. The moving of safes or other fixtures or bulky matter of any kind must be done upon previous notice to the Project Management Office and under its supervision, and the persons employed by any tenant for such work must be acceptable to the Landlord. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Landlord to distribute the weight.

13. No tenant shall purchase spring water, ice, towel, janitorial maintenance or other similar services from any person or persons not approved by Landlord.

14. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation of the Building or the Project or its desirability as an office location, and upon written notice from Landlord, any tenant shall refrain from or discontinue such advertising.

15. Landlord reserves the right to exclude from the Building between the hours of 6:00 P.M. and 7:00 A.M. and at all hours on Saturday, Sunday and legal holidays all persons who do not present a pass or card key

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to the Building approved by the Landlord. Each tenant shall be responsible for all persons who enter the Building with or at the invitation of such tenant and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right, without abatement of Rent, to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the tenants, the protection of the Building, and the property in the Building.

16. Any persons employed by any tenant to do janitorial work shall, while in the Building and outside of the Premises, be subject to and under the control and direction of the Project Management Office (but not as an agent or servant of said Office or of the Landlord), and such tenant shall be responsible for all acts of such persons.

17. All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress.

18. The requirements of Tenant will be attended to only upon application to the Project Management Office.

19. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall report and otherwise cooperate to prevent the same.

20. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

21. No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord.

22. There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks, except those equipped with rubber tires and rubber side guards.

23. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

24. The scheduling of tenant move-ins shall be subject to the reasonable discretion of Landlord.

25. If the Tenant desires telephone or telegraph connections, the Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without direction from the Landlord.

26. The term "personal goods or services vendors" as used herein means persons who periodically enter the Building of which the Premises are a part for the purpose of selling goods or services to a tenant, other than goods or services which are used by the Tenant only for the purpose of conducting its business in the Premises. "Personal goods or services" include, but are not limited to, drinking water and other beverages, food, barbering services and shoeshining services. Landlord reserves the right to prohibit personal goods and services vendors from access to the Building except upon Landlord's prior written consent and upon such reasonable terms and conditions, including, but not limited to, the payment of a reasonable fee and provision for insurance coverage, as are related to the safety, care and cleanliness of the Building, the preservation of good order thereon, and the relief of any financial or other burden on Landlord or other tenants occasioned by the presence of such vendors or the sale by them of personal goods or services to the Tenant or its employees. If necessary for the accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Building.

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EXHIBIT E

FORM ESTOPPEL CERTIFICATE

The undersigned, _______________________ ("Tenant"), the tenant under that certain Office Lease dated _____________________, between Tenant and ____________________, a ______________ as landlord ("Landlord") hereby certifies as follows:

1. The Premises (the "Premises") under the Lease is Suite ___, ____________________________ __________.

2. The Lease is in full force and effect and has not been modified or amended in any respect except by amendments dated ________________________ (copies of which are attached).

3. The Lease has not been assigned, encumbered, subleased or transferred in any manner other than: ____ ____

4. The Commencement Date of the Lease is ______________________________ and the expiration date of the Lease is ____________. There are no options to extend the term of the Lease beyond such expiration date other than ________________________.

5. The present monthly rental under the Lease is $____________ The sum of $ __________, representing ___ month's Rent has been paid in advance.

6. The security deposit held by Landlord under the Lease is $_____________.

7. Rent under the Lease has been paid through the month of ____________. Tenant's estimated share of Operating Costs payments have been paid through __________________.

8. The Premises are presently occupied by Tenant.

9. Tenant has accepted the Premises without condition or qualification under the Lease and Landlord has completed and complied with all conditions of such acceptance.

10. To the best knowledge of Tenant, neither it nor the Landlord is in default (or will be in default following the delivery of notice, the passage of time, or both) or claims a default by the other under the Lease, or has any claims, defenses, or rights of offset against payment of Rent under the Lease, except as follows:

11. Tenant acknowledges that Landlord has the right to assign the Lease and the Rent thereunder and to sell, assign, transfer, mortgage or otherwise encumber the Project without the consent of Tenant.

12. Tenant makes this statement for the benefit and protection of _____________ with the understanding that ________________ intends to rely on this statement in connection with ______________.

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IN WITNESS WHEREOF, this certificate has been executed and delivered by the authorized officers or representatives of the undersigned as of ______________________.

"TENANT"

____

____,

a ____

By: ____
Name: ____
Title: ____

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EXHIBIT F

TENANT'S INITIAL CERTIFICATE

To: ______________________ ("Landlord")

Date: ______________________

Tenant's Initial Certificate

____

____

The undersigned, as the Tenant under that certain Lease (the "Lease") dated _____________, made and entered into between __________________, a _________________ as Landlord, and the undersigned, as Tenant, hereby certifies that:

1. The undersigned has accepted possession and entered into occupancy of the Premises described in the Lease.

2. The Commencement Date of the Lease was _______________.

3. The expiration date of the Lease is ________________.

4. The Lease is in full force and effect and has not been modified or amended.

5. Landlord has performed all of its obligations to improve the Premises for occupancy by the undersigned.

Very truly yours,

____,
a ____

By: ____
Name: _______________________________________
Title: ____

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EXHIBIT G

AMERICANS WITH DISABILITIES ACT

AND TEXAS ARCHITECTURAL BARRIERS ACT

Subject to any changes in either Act, Tenant agrees to comply with all requirements of the Americans With Disabilities Act of 1990 (Public Law 101-336 {July 26, 1990}) ("ADA") and the Texas Architectural Barriers Act (Article 9102, Tex. Rev. Civ. St. {1990}) ("TABA") applicable to the Premises and the Project to accommodate its employees, invitees and customers. Tenant acknowledges that it shall be wholly responsible for any accommodations or alterations which need to be made to the Premises. No provision in this Lease should be construed in any manner as permitting, consenting to or authorizing Tenant to violate requirements under either such Act and any provision to the Lease which could arguably be construed as authorizing a violation of either Act shall be interpreted in a manner which permits compliance with such Act and is hereby amended to permit such compliance.

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ADDENDUM ONE

ONE RENEWAL OPTION AT MARKET

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
BY AND BETWEEN

KOLL BREN FUND V, L.P.

and

ENGLOBAL CORPORATE SERVICES, INC.

(a) Provided that as of the time of the giving of the Extension Notice and the Commencement Date of the Extension Term, (i) Tenant is the Tenant originally named herein, (ii) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (iii) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for an additional term of either thirty-six (36) months, forty-eight (48) months or sixty (60) months (such additional term is hereinafter called the "Extension Term") commencing on the day following the expiration of the Lease Term (hereinafter referred to as the "Commencement Date of the Extension Term"). Tenant shall give Landlord notice (hereinafter called the "Extension Notice") of its election to extend the term of the Lease Term at least six (6) months, but not more than nine (9) months, prior to the scheduled expiration date of the Lease Term, and shall specify in the Extension Notice whether the Extension Term will be for 36, 48 or 60 months; however, in the event Tenant fails to so specify, then Landlord and Tenant hereby agree that the Extension Term shall be for 60 months.

(b) The Basic Annual Rent payable by Tenant to Landlord during the Extension Term shall be equal to the then prevailing market rate for comparable space in the Project and comparable buildings in the vicinity of the Project, taking into account, the building class, the size of the Lease, the length of the renewal term, market escalations and the credit of Tenant. The Basic Annual Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord's not having to find a new tenant for such premises (including, without limitation, brokerage commissions, costs of improvements, rent concessions or lost rental income during any vacancy period). In the event Landlord and Tenant fail to reach an agreement on such rental rate and execute the Amendment (defined below) at least four (4) months prior to the expiration of the Lease, then Tenant's exercise of this renewal option shall be deemed withdrawn and the Lease shall terminate on its original expiration date.

(c) The determination of Basic Annual Rent does not reduce the Tenant's obligation to pay or reimburse Landlord for Operating Costs and other reimbursable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such Operating Costs and other items with respect to the Premises during the Extension Term without regard to any cap on such expenses set forth in the Lease.

(d) Except for the Basic Annual Rent as determined above, Tenant's occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, Tenant shall have no further right to any allowances, credits or abatements or any options to expand, contract, terminate, renew or extend the Lease unless hereafter expressly agreed to in writing by Landlord.

(e) If Tenant does not give the Extension Notice within the period set forth in Paragraph (a) above, Tenant's right to extend the Lease Term shall automatically terminate. Time is of the essence as to the giving of the Extension Notice.

(f) Landlord shall have no obligation to refurbish or otherwise improve the Premises for the

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ADDENDUM TWO

SIGNAGE RIGHTS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
BY AND BETWEEN

KOLL BREN FUND V, L.P.

and

ENGLOBAL CORPORATE SERVICES, INC.

Provided that (x) the Tenant originally named herein is leasing and actually occupies at least 33,759 square feet of Rentable Area in the Building, (y) no event of default has occurred and is continuing, Tenant, at Tenant's sole cost and expense, shall have the right to install and maintain signage on the exterior of the Building in a location designated by Landlord ("Tenant's Signage"). Notwithstanding the foregoing sentence, all aspects of Tenant's Signage, including without limitation, the installation and maintenance thereof, shall be subject to and in compliance with all applicable laws, codes, ordinances, conditions, covenants and restrictions affecting the Building or the Project, including, without limitation, all Harris County and City of Houston Building and Sign Codes. Tenant shall be solely responsible for the cost and expense of obtaining and maintaining any necessary permits in connection with Tenant's Signage and any sign licenses related thereto. Additionally, Tenant shall maintain Tenant's Signage in good condition and repair at its sole cost and expense. The placement and installation of Tenant's Signage shall be in accordance with all applicable laws, codes, ordinances, covenants, conditions and restrictions affecting the Building or the Project, including, without limitation, all Harris County and City of Houston Building and Sign Codes. The style, type, color, size, and design of Tenant's Signage and the means and method of attachment of Tenant's Signage shall be subject to Landlord's prior written approval in its sole and absolute discretion. Upon the expiration or earlier termination of the Lease, Tenant shall pay all costs associated with the removal of Tenant's Signage and the restoration of the Building or the monument, as the case may be, to as near its original condition as may then be reasonably required by Landlord. All rights and remedies of Landlord under the Lease (including, without limitation, Landlord's self-help remedies) shall apply in the event Tenant fails to perform Tenant's obligations under this Addendum Two. The terms and provisions of this Addendum Two shall survive the expiration or earlier termination of the Lease.

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ADDENDUM THREE

RIGHT OF FIRST REFUSAL

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
BY AND BETWEEN

KOLL BREN FUND V, L.P.

and

ENGLOBAL CORPORATE SERVICES, INC.

(a) "Offered Space" shall mean all leasable space in the Building.

(b) Provided that as of the date of the giving of the Offer Notice, (x) Tenant is the Tenant originally named herein, (y) Tenant actually occupies all of the Premises originally demised under this Lease and any premises added to the Premises, and (z) no Event of Default or event which but for the passage of time or the giving of notice, or both, would constitute an Event of Default has occurred and is continuing, if at any time during the Lease Term any portion of the Offered Space is vacant and unencumbered by any rights of any third party, and if Landlord intends to enter into a lease (the "Proposed Lease") for all or a portion of the Offered Space with anyone (a "Proposed Tenant") other than the tenant then occupying such space (or its affiliates, subtenants or assignees), then Landlord shall first offer to Tenant the right to lease such Offered Space upon all the terms and conditions of the Proposed Lease for the Offered Space. Notwithstanding anything to the contrary in the Lease, the right of first refusal granted to Tenant under this Addendum Two shall be subject and subordinate to (i) the rights of all tenants at the Project under existing leases, and (ii) the herein reserved right of Landlord to renew or extend the term of any lease with the tenant then occupying such space (or any of its affiliates, subtenants or assignees), whether pursuant to a renewal or extension option in such lease or otherwise.

(c) Such offer shall be made by Landlord to Tenant in a written notice (hereinafter called the "Offer Notice") which offer shall designate the space being offered and shall specify the terms for such Offered Space which shall be the same as those set forth in the Proposed Lease. Tenant may accept the offer set forth in the Offer Notice by delivering to Landlord an unconditional acceptance (hereinafter called "Tenant's Notice") of such offer within five (5) business days after delivery by Landlord of the Offer Notice to Tenant ("Tenant's Acceptance Period"). Time shall be of the essence with respect to the giving of Tenant's Notice. If Tenant does not accept (or fails to timely accept) an offer made by Landlord pursuant to the provisions of this Addendum with respect to the Offered Space designated in the Offer Notice, Landlord shall be under no further obligation with respect to such space by reason of this Addendum. In order to send the Offer Notice, Landlord does not need to have negotiated a complete lease with the Proposed Tenant but may merely have agreed upon the material economic terms for the Proposed Lease, and Tenant must make its decision with respect to the Offered Space as long as it has received a description of such material economic terms.

(d) Tenant must accept all Offered Space offered by Landlord at any one time if it desires to accept any of such Offered Space and may not exercise its right with respect to only part of such space. In addition, if Landlord desires to lease more than just the Offered Space to one tenant, Landlord may offer to Tenant pursuant to the terms hereof all such space which Landlord desires to lease, and Tenant must exercise its rights hereunder with respect to all such space and may not insist on receiving an offer for just the Offered Space.

(e) If Tenant at any time declines any Offered Space offered by Landlord in a particular Offer Notice, Tenant shall be deemed to have irrevocably waived all further rights to such Offered Space so offered in such Offer Notice, and Landlord shall be free to lease the Offered Space to any other third party including on terms which may be less favorable to Landlord than those set forth in the Proposed Lease.

(f) If Tenant elects to lease any Offered Space pursuant to this Addendum Two, then Landlord shall

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prepare and Tenant shall execute an amendment to the Lease confirming the lease of such space and the terms applicable thereto.

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